UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): April 9, 1999


                       Applied Magnetics Corporation
           (Exact name of registrant as specified in its charter)



     Delaware                1-6635              95-1950506
 (State or other          (Commission           (IRS Employer
 jurisdiction of          File Number)         Identification
  incorporation)                                   Number)



                             75 Robin Hill Road
                          Goleta, California  93117
              (Address of principal executive office)(Zip code)


     Registrant's telephone number, including area code: (805) 683-5353


                           Exhibit Index on Page 4

Item 2.     Acquisition or Disposition of Assets.

            On April 9, 1999, Magnetic Data Technologies, LLC, a Delaware limited liability company ("MDT"), completed a recapitalization in which, among other things, (i) MDT redeemed 220,458 Class A membership units of MDT from Applied Magnetics Corporation ("Applied") and 20,562,542 from DDCI, LLC, a Delaware limited liability company ("DDCI"), and (ii) MDT Holdings, LLC, a Delaware limited liability company (the "Buyer"), purchased 177,372 Class A membership units of MDT from Applied and 16,543,798 from DDCI. As a result of the recapitalization, the Buyer owns 89.3% of the outstanding Class A membership units of MDT and DDCI owns 10.17%. MDT is a leading provider of outsourced post-sales services to original equipment manufacturers of electronic components and systems.

            DDCI is a partially-owned subsidiary of Applied. Pursuant to the terms of DDCI's amended and restated operating agreement, Applied realized a gain of approximately $26 million on this transaction, consisting of $397,830 received from the redemption or purchase of membership units of MDT held directly by Applied and $25,543,620 received from DDCI. In adition to amounts already received by Applied, approximately $650,000 has been reserved for certain post-closing adjustments which may result in an increase or decrease in the gain realized by Applied.

Item 7.     Financial Statements and Exhibits.

      Exhibits.

      2.1 Recapitalization Agreement, dated as of March 20, 1999 and as amended by Amendment No. 1 dated as of April 9, 1999, among MDT Holdings, LLC, Applied Magnetics Corporation, DDCI, LLC, Vestro Investments Group Limited, Milestone Acquisitions II, LLC and Magnetic Data Technologies, LLC.

      99.1  News Release issued April 12, 1999 by Applied Magnetics Corporation.

                                 SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 26, 1999          APPLIED MAGNETICS CORPORATION



                              By  /s/ Craig D. Crisman
                                  --------------------
                                  Craig D. Crisman
                                  Chief Executive Officer

                                 EXHIBIT INDEX


Exhibit No.              Description                                    Page No.
--------------------------------------------------------------------------------

2.1             Recapitalization Agreement, dated as of March 20,          5
                1999 and as amended by Amendment No. 1 dated as of April 9, 1999, among MDT Holdings, LLC, Applied
                Magnetics Corporation, DDCI, LLC, Vestro Investments
                Group Limited, Milestone Acquisitions II, LLC and
                Magnetic Data Technologies, LLC.

99.1            News Release issued April 12, 1999 by Applied             81
                Magnetics Corporation.

                                                                     Exhibit 2.1
                                                                     -----------










                               RECAPITALIZATION AGREEMENT

                                      By and Among
                                    MDT HOLDINGS LLC
                                           and
                             APPLIED MAGNETICS CORPORATION,
                                       DDCI, LLC,
                           VESTRO INVESTMENTS GROUP, LIMITED,
                             MILESTONE ACQUISITIONS II, LLC,
                                           and
                             MAGNETIC DATA TECHNOLOGIES, LLC



                               DATED as of March 20, 1999

                                    TABLE OF CONTENTS

                                                                            Page

ARTICLE I  RECAPITALIZATION TRANSACTIONS.....................................1
1.1   Amendment and Restatement of the Operating Agreement of the
      Company................................................................1
1.2   Financing..............................................................1
1.3   Existing Indebtedness..................................................2
1.4   Redemption of Membership Units by the Company..........................2
1.5   Purchase of Membership Units by the Buyer..............................2
1.6   Resignation of Manager.................................................2
1.7   Adjustments to the Redemption Price....................................2
1.8   Payment of Purchase Price and Redemption Price.........................6
1.9   Closing................................................................6
1.10  Closing Date...........................................................7

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND AMC............7
2.1   Due Formation; Authority...............................................7
2.2   Membership Interests...................................................8
2.3   Title to Membership Interests..........................................8
2.4   Certificate of Formation and Operating Agreement.......................9
2.5   Subsidiaries...........................................................9
2.6   Financial Statements...................................................9
2.7   No Undisclosed Liabilities, Etc.......................................10
2.8   Absence of Certain Change.............................................10
2.9   Taxes.................................................................12
2.10  Compliance with Laws..................................................14
2.11  Contracts and Other Agreements........................................14
2.12  Real Property.........................................................16
2.13  Intangible Property...................................................17
2.14  Title to Properties, Absence of Liens and Encumbrances................18
2.15  Licenses and Permits..................................................18
2.16  Employee Relations....................................................18
2.17  Employee Benefit Plans; ERISA.........................................19
2.18  Litigation............................................................21
2.19  Insurance.............................................................21
2.20  Due Authorization; Enforceability of this Agreement...................21
2.21  No Violation of Law and Agreements....................................22
2.22  Consents Required.....................................................22
2.23  [Intentionally left blank]............................................22
2.24  Inventory.............................................................23
2.25  Accounts Receivables..................................................23
2.26  Certain Interests.....................................................23
2.27  Assets Necessary to Do Business.......................................23
2.28  Customers.............................................................23
2.29  Brokerage.............................................................23
2.30  Hazardous Materials; Environmental Compliance; Disclosure of
      Environmental Information.............................................24






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





      2.31  GG&G Obligations................................................26

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE BUYER....................27
3.1   Execution and Delivery................................................27
3.2   Consents and Approvals................................................27
3.3   No Violation of Law and Agreements....................................27
3.4   Organization, Standing and Authority of the Buyer.....................28
3.5   Brokerage.............................................................28
3.6   Financing.............................................................28
3.7   Investment Intent.....................................................28
3.8   Independent Analysis..................................................28

ARTICLE IV  COVENANTS AND AGREEMENTS........................................29
4.1   Conduct of Business...................................................29
4.2   Conditions............................................................29
4.3   Litigation............................................................29
4.4   Continued Effectiveness of Representations and Warranties of
      the Buyer and the Company and AMC.....................................30
4.5   Examinations and Investigations.......................................30
4.6   Expenses..............................................................31
4.7   Further Assurances....................................................31
4.8   Employee Benefit Plans................................................32
4.9   No Contract of Employment.............................................32
4.10  Supplements To Disclosure Schedule....................................32
4.11  Records...............................................................33
4.12  Assistance to the Sellers.............................................33
4.13  Recapitalization Treatment............................................33
4.14  Noncompetition Agreement..............................................34
4.15  Pre-Closing Consultation..............................................34
4.16  Non-Solicitation of Employees.........................................34
4.17  Financing.............................................................35
4.18  No Shop...............................................................35
4.19  Pre-Closing Maintenance of Insurance..................................36
4.20  Assumption of Liabilities and Defense.................................36
4.21  Resignations..........................................................36

ARTICLE V  CONDITIONS TO THE OBLIGATIONS OF THE SELLERS AND THE COMPANY.....37
5.1   Representations and Covenants.........................................37
5.2   Litigation............................................................37
5.3   Consents and Approvals................................................37
5.4   Ancillary Agreements..................................................37
5.5   Opinion of Buyer's Counsel............................................38

ARTICLE VI  CONDITIONS TO THE OBLIGATIONS OF THE BUYER......................38
6.1   Representations and Covenants.........................................38
6.2   Litigation............................................................38
6.3   Consents and Approvals................................................38
6.4   No Material Adverse Changes...........................................39
6.5   Resignations..........................................................39






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




6.6   Ancillary Agreements..................................................39
6.7   Existing Indebtedness.................................................39
6.8   Financing.............................................................39
6.9   Opinions of the Company's and Sellers' Counsel........................39
6.10  Release of Liens .....................................................39

ARTICLE VII  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................40

ARTICLE VIII  INDEMNIFICATION...............................................40
8.1   Obligation to Indemnify...............................................40
8.2   Notice of Asserted Liability..........................................41
8.3   Opportunity to Defend.................................................41
8.4   Characterization of Indemnification Payments..........................42
8.5   Tax Savings...........................................................42

ARTICLE IX  TAX MATTERS.....................................................43
9.1   Tax Indemnification...................................................43
9.2   Procedures Relating to Tax Indemnification and Proceedings............43
9.3   Section 338 Election.  ...............................................44
9.4   Section 754 Election..................................................44
9.5   Return Filings........................................................45
9.6   Allocation of Redemption Price and Purchase Price.....................45
9.7   Tax Treatment of Recapitalization Transactions........................46
9.8   Transfer Taxes........................................................47
9.9   Resale Exemption Certificates. .......................................47

ARTICLE X  TERMINATION OF AGREEMENT.........................................47
10.1  Termination...........................................................47
10.2  Survival..............................................................48

ARTICLE XI  MISCELLANEOUS...................................................48
11.1  Notice................................................................48
11.2  Entire Agreement......................................................50
11.3  Waivers and Amendments; Non-Contractual Remedies; Preservation
      of Remedies...........................................................50
11.4  Governing Law.........................................................50
11.5  Waiver of Jury Trials; Consent to Jurisdiction........................51
11.6  Binding Effect; No Assignment.........................................51
11.7  No Third Party Beneficiaries..........................................52
11.8  Counterparts..........................................................52
11.9  Schedules.............................................................52
11.10 Headings..............................................................52
11.11 Publicity.............................................................52
11.12 Severability..........................................................52
11.13 Time of Essence.......................................................52
11.14 Attorneys' Fees.......................................................52
11.15 Knowledge of the Company and AMC......................................52

11.16 Cooperation...........................................................53
11.17 Construction..........................................................53
11.18 Definitions...........................................................53

                                     SCHEDULE INDEX

                               SCHEDULE INDEX

Schedule 1.1   Holders of Membership Units
Schedule 1.4   Redemption Schedule of Membership Units
Schedule 1.5A  Purchase of Membership Units
Schedule 1.5B  Post-Closing Ownership of Membership Units
Schedule 1.7A  Senior Debt
Schedule 1.7B  Governing Principles for Computation of Net
               Operating Assets and Net Debt
Schedule 2.1   Foreign Jurisdictions in which the Company is
               Qualified to do Business
Schedule 2.2   Membership Interests
Schedule 2.5A  Subsidiaries; Jurisdictions in which the
               Subsidiaries are Qualified to do Business
Schedule 2.5B  Liens and Encumbrances on Equity of each
               Subsidiary
Schedule 2.8   Changes in Condition
Schedule 2.9   Tax Matters
Schedule 2.11  Contracts and Other Agreements
Schedule 2.12  Real Property
Schedule 2.13  Intangible Property
Schedule 2.14  Liens and Encumbrances
Schedule 2.15  Licenses and Permits
Schedule 2.16  Employee Relations
Schedule 2.17  Employee Benefit Plans
Schedule 2.18  Litigation
Schedule 2.19  Insurance
Schedule 2.21  Violation of Law and Agreements
Schedule 2.22  Consents
Schedule 2.26  Certain Interests
Schedule 2.27  Assets Necessary to do Business
Schedule 2.28  Material Customers
Schedule 2.30  Environmental Matters
Schedule 3.2   Consents and Approvals
Schedule 3.6   Commitment Letters
Schedule 4.6   Sellers' Expenses
Schedule 9.6   Allocation of Redemption Price and Purchase Price
Schedule 11.15 Knowledge of the Company




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                                 Page 10 of 82

                                      EXHIBIT INDEX

Exhibit A   Second Amended and Restated Operating Agreement
Exhibit B   Form of Opinion of Buyer's Counsel, Skadden, Arps, Slate,
            Meagher & Flom LLP
Exhibit C   Form of Opinion of Sellers' and Company's Counsel,
            Sheppard, Mullin, Richter & Hampton LLP









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                                 Page 11 of 82

                               RECAPITALIZATION AGREEMENT


            THIS RECAPITALIZATION AGREEMENT is made and entered into as of this 20th day of March 1999, by and among MDT Holdings LLC, a Delaware limited liability company ("MDT Holdings"), Applied Magnetics
Corporation, a Delaware corporation ("AMC"), DDCI, LLC, a Delaware limited liability company and subsidiary of AMC ("DDCI"), Vestro
Investments Group Limited, a Nevada limited partnership ("VIGL"),
Milestone Acquisitions II, LLC, a Nevada limited liability company ("MSA"), and Magnetic Data Technologies, LLC, a Delaware limited liability company (the "Company"). MDT Holdings is hereinafter referred to as the "Buyer" and AMC, DDCI, VIGL and MSA are hereinafter collectively referred to as the "Sellers."

            WHEREAS, subject to and in accordance with the terms and conditions hereinafter set forth, the parties hereto are prepared to effect the recapitalization of the Company in a series of transactions (the "Recapitalization"), each of which shall be conditioned upon the occurrence of the other transactions;

            NOW THEREFORE, in consideration of the mutual promises and the representations and warranties herein contained, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

                                        ARTICLE I

                              RECAPITALIZATION TRANSACTIONS

            On and subject to the terms and conditions set forth in this Agreement, at the Closing (as defined in Section 1.10 hereof) the following Recapitalization transactions shall be undertaken in the following order, each of which shall be conditioned upon the occurrence of each of the other prior Recapitalization transactions.

            1.1 Amendment and Restatement of the Operating Agreement of the Company. The Sellers shall further amend and restate the Operating Agreement of the Company by adopting and approving a Second Amended and Restated Operating Agreement of the Company in all material respects in the form of Exhibit A hereto (the "Second Amended and Restated Operating Agreement"). Following the execution of the Second Amended and Restated Operating Agreement, and without any other action on the part of such Sellers, each Seller shall hold that number of Class A Common Units and Class B Common Units (collectively, "Membership Units") as are set forth opposite its name on Schedule 1.1 hereto, such Membership Units constituting all of the issued and outstanding limited liability company interests of the Company.

            1.2 Financing. In connection with the transactions contemplated hereby, at or prior to the Closing, the Company shall execute and, contemporaneously with the closing of all transactions contemplated hereby, deliver agreements and instruments relating to the financing necessary to consummate the transactions contemplated by this Agreement, including without limitation, to pay transaction fees and expenses associated therewith and to provide for the Company's initial working capital requirements (the "Financing").

            1.3 Existing Indebtedness. At or prior to the Closing, the Company and its Subsidiaries will redeem or repay all indebtedness which may be required to be redeemed or repaid pursuant to the terms of the Financing.

            1.4 Redemption of Membership Units by the Company. At the Closing, the Company shall redeem from AMC and DDCI, at an aggregate redemption price of Twenty Million One Hundred Thirty-Seven Thousand Dollars ($20,137,000), hereinafter referred to as the "Estimated Redemption Price," an aggregate of Nineteen Million Nine Hundred Thirty-Five Thousand Six Hundred Thirty (19,935,630) Membership Units. Each of AMC and DDCI shall tender for redemption that number of Membership Units set forth opposite its respective name on Schedule 1.4 hereto in exchange for its proportionate share of the Estimated Redemption Price set forth opposite its respective name on Schedule 1.4. The Estimated Redemption Price shall be subject to adjustment in accordance with Section 1.7 hereof. The final amount due AMC and DDCI, calculated from the Final Closing Date Balance Sheet (as defined below), for the redemption of the Membership Units listed on Schedule 1.4, is hereinafter referred to as the "Redemption Price."

            1.5 Purchase of Membership Units by the Buyer. At the Closing, the Buyer shall purchase from AMC and DDCI, for an aggregate purchase price of Seventeen Million Twenty-Four Thousand Six Hundred Thirty Dollars ($17,024,630), hereinafter referred to as the "Purchase Price," an aggregate of Seventeen Million Two Hundred Twenty-Six Thousand (17,226,000) Membership Units. AMC and DDCI shall sell to the Buyer that number of Membership Units set forth opposite their respective names on
Schedule 1.5A hereto at the price set forth opposite their respective names on Schedule 1.5A. Schedule 1.5B reflects the post-closing ownership of Membership Units.

            1.6 Resignation of Manager. At the Closing, DDCI shall resign as the managing member of the Company.

            1.7   Adjustments to the Redemption Price.

                  (a) For purposes of this Section 1.7, the "Net Operating Assets" of the Company and its Subsidiaries shall mean and be equal to
(i) the aggregate net value of all of the assets of the Company and its Subsidiaries, excluding cash, minus (ii) all of the liabilities of the Company and its Subsidiaries, excluding senior debt of the Company and its Subsidiaries as described in Schedule 1.7A (the "Senior Debt") and






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                                 Page 13 of 82
the "Net Debt" of the Company and its Subsidiaries shall mean and be equal to the amount of Senior Debt minus the cash held by the Company, in each case computed on a basis consistent with the governing principles set forth on Schedule 1.7B.

                  (b) No later than ten (10) days prior to the Closing, the parties shall estimate (the "Estimate") the Net Operating Assets (the "Estimated Net Operating Asset Amount") and Net Debt (the "Estimated Net
Debt Amount") as of the Closing Date (such Estimate to be made in accordance with the governing principles set forth in Schedule 1.7A hereto.) If the parties cannot agree on the Estimate, AMC, on behalf of the Sellers, and the Buyer shall each submit a good faith estimate to the other in writing of the Net Operating Asset Amount and the Net Debt
Amount. The amounts midway between such estimates shall be deemed the Estimated Net Operating Asset Amount and the Estimated Net Debt Amount.
The Estimated Redemption Price payable at Closing pursuant to Section 1.4 hereof shall be adjusted as follows:

                        (i) (A) If, pursuant to the Estimate, the Estimated Net Operating Asset Amount exceeds Six Million Seven Hundred
      Seventy-Six Thousand Dollars ($6,976,000) (the "October Balance
      Sheet Net Operating Assets"), the Redemption Price payable at
      Closing shall be increased by such excess; or (B) if pursuant to the Estimate, the October Balance Sheet Net Operating Assets exceed the Estimated Net Operating Asset Amount pursuant to the Estimate, the Redemption Price payable at Closing shall be reduced by such excess;
      and

                       (ii) (A) If pursuant to the Estimate, the Estimated Net Debt Amount exceeds Three Million Eight Hundred Sixty-Three Thousand Dollars ($3,863,000) (the "October Balance Sheet Net
      Debt"), the Redemption Price payable at Closing shall be reduced by such excess; or (B) if pursuant to the Estimate, the October Balance Sheet Net Debt amount exceeds the Estimated Net Debt Amount pursuant to the Estimate, the Redemption Price payable at Closing shall be increased by such excess.

                  (c)   (i)   Promptly following the Closing, the Company
      shall cause its accountants, Arthur Andersen LLP ("AA"), to prepare an audited consolidated balance sheet of the Company and its Subsidiaries (the "Preliminary Closing Date Balance Sheet"), together with a computation of Net Operating Assets and Net Debt (the "Net Operating Assets and Net Debt Statement"). The Preliminary Closing Date Balance Sheet shall be prepared in accordance with GAAP (as defined below) and on a basis consistent with the Company's Recent Balance Sheet (as defined in Section 2.6 below), as modified by the governing principles set forth on
      Schedule 1.7B hereto. The Net Operating Assets and Net Debt Statement shall be derived from the Preliminary Closing Date Balance Sheet.






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                        (ii)  The Preliminary Closing Date Balance Sheet and
      the Net Operating Assets and Net Debt Statement shall be delivered to the Buyer and AMC, representing the Sellers within thirty
      (30) business days after the Closing Date. The Buyer and the Sellers shall each have ten (10) business days after receipt of the Preliminary Closing Date Balance Sheet and the Net Operating Assets and Net Debt Statement (the "Objection Period") to object to any item or items shown on the Preliminary Closing Date Balance Sheet or the Net Operating Assets and Net Debt Statement. During the
      Objection Period, the Buyer (and the Buyer's accountants) and the Sellers (and the Sellers' accountants, if different from AA) shall each have access to all work papers which were used in preparation of the Preliminary Closing Date Balance Sheet and AA, will assist the Buyer and the Sellers in the conduct of a review of the Preliminary Closing Date Balance Sheet, including without limitation, the making available of books, records, work papers and personnel. No later than the last day of the Objection Period, the Buyer will notify AMC, on behalf of the Sellers, and AMC, on behalf of the Sellers, will notify the Buyer in writing of any objections to the Preliminary Closing Date Balance Sheet and the Net Operating Assets and Net Debt Statement, setting forth in reasonable detail a description of such objection and the dollar amount of each objection as well as their respective calculation of Net Operating Assets and Net Debt. If neither the Buyer nor AMC, on behalf of the Sellers, objects during the Objection Period, the Preliminary
      Closing Date Balance Sheet shall be conclusive and binding on all of the parties to this Agreement. If either the Buyer or AMC, on behalf of the Sellers, objects to the Preliminary Closing Date
      Balance Sheet, AMC, on behalf of the Sellers, and the Buyer shall attempt to resolve any such objections within ten (10) business days following receipt of the Buyer's objections and/or AMC's objections, on behalf of the Sellers. If AMC, on behalf of the Sellers, and the Buyer are able to resolve all of the Buyer's objections, such resolution shall be conclusive and binding upon all of the parties to this Agreement.

                        (iii) If AMC, on behalf of the Sellers, and the Buyer are unable to resolve all such objections within such ten
      (10) business day period, then the Buyer and AMC, on behalf of the Sellers, will select and retain within two (2) business days following the end of such ten (10) business day period an accounting firm mutually agreeable to AMC, on behalf of the Sellers, and the Buyer (or, if they cannot agree on a mutually acceptable firm, they shall cause their respective accounting firms to select such firm (such accounting firm being referred to herein as the "Accounting Arbitrator")) to resolve such disagreement. The Accounting Arbitrator shall be directed to resolve any items in dispute between the parties. The fees and expenses of the Accounting Arbitrator shall be divided equally between the Sellers, on the one hand, and the Buyer on the other hand. AMC and the Buyer shall (and the Buyer






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                                 Page 15 of 82
      shall cause the Company to) provide to the Accounting Arbitrator full cooperation, and the Accounting Arbitrator shall perform such procedures and examine such books and records of the Company as it deems relevant. The Accounting Arbitrator shall be instructed to reach its conclusion regarding the disputed items within ten (10) business days following the submission to it of any disagreements and, in any case, as soon as practicable after such submission. The Accounting Arbitrator's resolution of the disputed items shall be conclusive and binding upon all of the parties to this Agreement. The Accounting Arbitrator shall have no power or authority to make any provision or award for any punitive, exemplary or consequential damages, or any other type of penalty.

                        (iv) The Preliminary Closing Date Balance Sheet after the acceptance thereof by the Buyer, or the resolution of all disputes in connection therewith, in either case, pursuant to this
      Section 1.7 is referred to herein as the "Final Closing Date Balance Sheet ." The amount of Net Operating Assets and Net Debt reflected on the Final Closing Date Balance Sheet are referred to herein as "Final Net Operating Assets" and "Final Net Debt," respectively.

                  (d) If the value of the Final Net Operating Assets of the Company and its Subsidiaries is less than the Estimated Net Operating
Asset Amount, then the Redemption Price shall be adjusted downward by an amount equal to such difference. Conversely, if the value of the Final
Net Operating Assets of the Company and its Subsidiaries is greater than the Estimated Net Operating Asset Amount, then the Redemption Price shall be adjusted upward by an amount equal to such difference. In addition, if the amount of Final Net Debt is greater than the Estimated Net Debt Amount, then the Redemption Price shall be adjusted downward by an amount equal to such difference. Conversely, if the amount of Final Net Debt is less than the Estimated Net Debt Amount, then the Redemption Price shall be adjusted upward by an amount equal to such difference. In the event that, after taking into consideration any and all such adjustments as hereinabove provided, the Redemption Price is determined to be less than the Estimated Redemption Price, then the Sellers shall repay to the Company the amount by which the Redemption Price, as adjusted, differs from the Estimated Redemption Price. Conversely, in the event that, after taking into consideration any and all such adjustments, including any offsetting adjustments as herein above provided, the Redemption Price is determined to be more than the Estimated Redemption Price, then Buyer shall cause the Company to pay in accordance with written instructions to the Company from the Sellers, the amount by which the Redemption Price, as adjusted, differs from the Estimated Redemption Price.

                  (e) Any payment due as a result of Section 1.7 (d) above shall be due and payable in U.S. dollars by wire transfer in immediately available funds within ten (10) business days after the Final Closing
Date Balance Sheet is deemed final and binding pursuant to Section 1.7
(c) above.






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            1.8   Payment of Purchase Price and Redemption Price.  At the
Closing  the Sellers shall cause the Company to pay the Estimated
Redemption Price and immediately thereafter the Buyer shall pay the Purchase Price to the Sellers in U.S. dollars by wire transfer in immediately available funds payable in accordance with written instructions to the Company and the Buyer from the Sellers delivered not less than three (3) business days prior to the Closing.

            1.9   Closing.

                  (a) At the Closing, the Sellers will deliver, or cause the Company to deliver, the following:

                        (i) to the Buyer, an opinion of Sheppard, Mullin, Richter & Hampton LLP ("Sellers and Company Counsel"), dated the Closing Date and addressed to the Buyer in all material respects in the form attached hereto as Exhibit C. If requested by the Buyer, such opinion of Sellers and Company Counsel shall state that it may be relied upon by the lenders providing the Financing;

                       (ii) to the Company, duly executed instruments of assignment as shall be effective to transfer the Membership Units tendered by AMC and DDCI to the Company for redemption pursuant to
      Section 1.4 hereof in form and substance reasonably satisfactory to the Buyer and its counsel;

                      (iii) to the Buyer, duly executed instruments of assignment as shall be effective to transfer the Membership Units sold by AMC and DDCI to the Buyer pursuant to Section 1.5 hereof, in form and substance reasonably satisfactory to the Buyer and its counsel;

                       (iv) to AMC and DDCI, the Estimated Redemption Price pursuant to Section 1.4 hereof;

                        (v) to the Buyer, copies of all approvals, orders, consents and waivers contemplated by Section 2.22 hereof;

                       (vi)   to the Buyer, the resignations contemplated by
      Section 1.6 and Section 4.21 hereof; and

                      (vii) to the Buyer, such other documents, instruments or certificates as the Buyer may reasonably request.

                  (b) At the Closing, the Buyer will deliver, or cause to be delivered, as applicable, the following:

                        (i) to the Sellers, an opinion of Skadden, Arps, Slate, Meagher & Flom LLP ("Buyer Counsel"), dated the Closing Date and addressed to the Sellers in all material respects in the form of Exhibit B;

                       (ii) to the Sellers, copies of all approvals, orders, consents and waivers contemplated by Section 3.2 hereof;

                      (iii)   to AMC and DDCI the Purchase Price pursuant to
      Section 1.5 hereof; and

                       (iv)   to the Sellers, such other documents,
      instruments or certificates as AMC, on behalf of the Sellers, may reasonably request.

            In addition, at the Closing, all other actions shall be taken, and all other documents shall be duly executed and delivered, which are necessary to consummate all other transactions contemplated by this Agreement, other than such actions and documents as are to be taken or delivered at another date as specifically provided in this Agreement.

            1.10 Closing Date. Upon the terms and subject to the conditions of this Agreement, the Closing shall occur five (5) business days following the date upon which all conditions hereunder have been satisfied, or such earlier or later date as may be mutually agreed to in writing by the Buyer and AMC, on behalf of the Sellers, (such date being referred to herein as the "Closing Date" or the "Closing"). The Closing shall take place at 10:00 a.m., New York time, in the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue New York, New York 10022-3897.


                                       ARTICLE II

                             REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY AND AMC


            The Company and AMC (and not DDCI, VIGL or MSA) jointly and severally hereby represent and warrant to the Buyer as of the date hereof and as of the Closing Date as follows, except as set forth in a disclosure schedule to this Agreement that references a specific representation in this Article II:

            2.1 Due Formation; Authority. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, and to own, lease and operate its assets, properties and business and to carry on its business as now being conducted. The Company is duly qualified as a foreign limited liability company in good standing under the laws of the jurisdictions set forth in
Schedule 2.1, which constitute all of the jurisdictions in which the property owned, leased or operated by the Company or the nature of the Company's business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a material adverse affect on the business, assets, financial condition, results of operations or prospects of the Company and the Subsidiaries, considered as a whole ("Material Adverse Effect"). Each of the Sellers is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

            2.2 Membership Interests. The Company has members holding the respective percentage interests set forth on Schedule 2.2 hereto (collectively, the "Membership Interests"). The Membership Interests are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above, there are no membership or limited liability company interests or other equity securities or any security convertible into or exchangeable for any such membership or limited liability company interests or other equity securities of the Company issued and outstanding; there are no issued and outstanding options, warrants or rights to purchase or acquire any membership or limited liability company interests or other equity securities of the Company or any security convertible into or exchangeable for any such membership or limited liability company interests or other equity securities of the Company, and there are no contracts, commitments, understandings, arrangements or restrictions by which the Company is bound to issue additional membership or limited liability company interests or other equity securities or options, warrants or rights to purchase or acquire any additional membership or limited liability company interests or other equity securities or any security convertible into or exchangeable for any such membership or limited liability company interests or other equity securities of the Company.

            2.3 Title to Membership Interests. The Sellers own beneficially and of record, 100% of the Membership Interests free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, pledges, mortgages, or any other adverse claims, restrictions or third party rights of any kind whatsoever ("Liens") (other than restrictions of general applicability imposed by federal or state securities laws), and, upon delivery of the Purchase Price and the Estimated Redemption Price on the Closing Date as herein provided, the Membership Units to be purchased by the Buyer or redeemed hereunder will be duly and validly issued, fully paid and non-assessable; and the Company and the Buyer, respectively, will acquire good and marketable title to those units of Membership Interest listed on Schedules 1.4 and 1.5A, respectively, free and clear of all Liens.

            2.4 Certificate of Formation and Operating Agreement. The Company has heretofore delivered to the Buyer true and complete copies of the Certificate of Formation and the Amended and Restated Operating Agreement of the Company as in effect on the date hereof. The minute book of the Company accurately reflects all actions taken by the managing member.

            2.5 Subsidiaries. Schedule 2.5A sets forth for each direct and indirect subsidiary of the Company (each a "Subsidiary" and collectively, the "Subsidiaries"), (i) the percentage ownership interest of the Company in such Subsidiaries, their respective jurisdiction of incorporation or organization, the incumbent directors, the number of shares of their capital stock or other equity interests of each class and the name of and number of shares owned by each other holder of any such shares of capital stock or other equity interests and (ii) each corporation, partnership, joint venture, unincorporated association, trust or other person, organization or entity in which the Company, directly or indirectly, has, or pursuant to any agreement will have the right to acquire by any means, any equity interest. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Subsidiaries are duly qualified as foreign limited liability companies in good standing and are duly licensed, authorized or qualified to transact business under the laws of the jurisdictions set forth in Schedule 2.5 which constitute all of the jurisdictions in which the property owned, leased or operated by the Subsidiaries or the nature of the Subsidiaries' business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 2.5B, all of the issued and outstanding equity securities of each Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by the Company and, free and clear of all Liens. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any equity securities of any Subsidiary, including any right of conversion or exchange under any outstanding security, instrument or agreement.

            2.6 Financial Statements. The Company has previously delivered to the Buyer true and complete copies of the consolidated financial statements of the Company (the "Company Financial Statements") consisting of (i) the audited balance sheet at September 27, 1997,
(ii) the audited consolidated statements of income and statements of cash flows for the seven months ended September 27, 1997, (iii) the audited balance sheet at July 4, 1998, (iv) the audited consolidated statements of income and statements of cash flows for the nine months ended July 4, 1998, (v) the audited balance sheet at October 3, 1998 (the "Recent Balance Sheet"), (vi) the audited consolidated statements of income and statements of cash flows for the fiscal year ended October 3, 1998,
(vii) the unaudited balance sheet at January 2, 1999 and (viii) the unaudited consolidated statements of income and statements of cash flows for the three months ended January 2, 1999. All of the Company Financial Statements (including all notes and schedules contained therein or annexed thereto) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied with past practices, and fairly present in all material respects the assets, liabilities and financial condition, the results of operations and cash flows of the Company as of the dates and for the years and periods indicated. As used in this Agreement, the term "past practices" shall mean practices occurring during the period subsequent to March 1, 1997.

            2.7 No Undisclosed Liabilities, Etc. To the knowledge of the Company and AMC, there are no obligations, commitments, liabilities or claims against the Company or its Subsidiaries or otherwise relating to or arising in connection with the business of the Company or its Subsidiaries, either accrued, absolute, contingent, or threatened (collectively herein, the "Liabilities"), except (a) Liabilities the amounts of which are disclosed or reserved against on the Recent Balance Sheet, (b) Liabilities incurred, in connection with the Company's continuing businesses, in the ordinary course of business and consistent with past practice since the date of the Recent Balance Sheet and
(c) Liabilities that are not required by GAAP to be so disclosed or reserved against.

            2.8 Absence of Certain Changes. Except as contemplated by this Agreement or as set forth in Schedule 2.8, since October 3, 1998, neither the Company nor any Subsidiary has:

                  (a) entered into any transaction, contract or commitment or incurred any obligation or liability (fixed or contingent) which is not a business transaction, contract, commitment, obligation or liability entered into or incurred in the ordinary course of business consistent with past practices or which is materially adverse to the business, assets, financial condition, results of operations or, to the knowledge of the Company and AMC, prospects of the Company or such Subsidiary;

                  (b) waived or released any rights of material value, other than in the ordinary course of business consistent with past practices;

                  (c) transferred or granted any material rights under any concessions, leases, licenses, agreements, patents, inventions, trade names, trademarks, service marks, brand marks, brand names or copyrights, or registrations or licenses thereof or applications therefor, or with respect to any knowhow or other proprietary or trade rights;

                  (d) entered into, adopted, amended or terminated any employee benefit plan, made or granted any wage or salary increase (except for increases made in accordance with established compensation policies of the Company or such Subsidiary applied on a basis consistent with past practices), entered into any employment or severance contract with any officer or employee or made any loan (excluding advances for normal reimbursable business expenses on a basis consistent with past practices) to, adopted or entered into any collective bargaining agreement; or entered into any transaction of any other nature with, any officer or director of the Company or any Subsidiary;

                  (e) suffered any material adverse change in its financial condition or results of operations or in its business, assets, financial condition, results of operations or prospects considered as a whole;

                  (f) issued, sold or otherwise disposed of or agreed or committed to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledged or otherwise encumbered any securities or limited liability company interests of the Company or of the Subsidiaries or any securities convertible into or exchangeable for any such securities or limited liability company interests or amended the terms of any such securities or limited liability company interests outstanding on the date hereof;

                  (g)   made any changes in accounting methods or practices;

                  (h) amended or proposed to amend its certificate of formation or operating agreement (or other similar organizational documents) or altered through merger, liquidation, reorganization, restructuring or in any other fashion, the corporate structure or ownership of the Company or any of its Subsidiaries;

                  (i) (i) declared, set aside, paid or made any dividend or other distribution in respect of its securities or limited liability company interests, or (ii) redeemed, repurchased or otherwise acquired any of its securities or limited liability company interests or split, combined or reclassified any of its securities or limited liability company interests;

                  (j) (i) transferred, sold, leased, licensed or disposed of any material assets or rights, except in the ordinary course of business consistent with past practices; or (ii) acquired or agreed to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of or by any other manner any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquired or agreed to acquire any assets of any other person (other than the purchase of assets in the ordinary course of business consistent with past practices);

                  (k) (i) incurred, assumed, discharged, canceled or prepaid any material indebtedness or other obligation or issued or sold any debt securities or rights to acquire any debt securities,
(ii) assumed, guaranteed, endorsed or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other person, (iii) made any loans, advances or capital contributions to, or investments in, any other person; (iv) changed the Company's practices with respect to the timing of payments or collections; (v) pledged or otherwise encumbered securities or limited liability company interests of the Company and its Subsidiaries; or (vi) mortgaged or pledged any of its assets or permitted to exist any Lien thereupon;

                  (l) entered into, amended, assigned or terminated any Contract (as defined herein), except in the ordinary course of business consistent with past practices;

                  (m) engaged in any transactions with the Sellers or their subsidiaries (other than the Company and its Subsidiaries) other than in the ordinary course of business consistent with past practices and on a basis no less favorable than would at the time be obtainable for a comparable transaction in an arm's-length dealing with an unrelated third party;

                  (n) settled or compromised any material litigation of the Company or any of its Subsidiaries (whether or not commenced prior to the date of this Agreement) or settled, paid or compromised any claims, liabilities or obligations not required to be paid, individually in an amount in excess of $25,000;

                  (o) changed, or agreed to change, any business policies which relate to advertising, pricing, personnel, labor relations, sales, returns, or product acquisitions, in each case in a manner which would have a Material Adverse Effect;

                  (p) made any material Tax election, or settled or compromised any material Tax liability, failed to file any material Tax Return required to be filed or failed to pay or withhold any material amount of Taxes required to be paid or withheld; or

                  (q) entered into any agreement to do any of the things described in this Section 2.8.

            2.9   Taxes.

                  (a) All Tax Returns, or extensions therefor, which are required to be filed by the Company or the Subsidiaries, or by AMC or its subsidiaries with respect to the Company and the Subsidiaries, have been timely filed and to the knowledge of the Company and AMC all such Tax Returns were true, complete and correct in all material respects. All

Taxes owed by any of the Company or the Subsidiaries for any taxable period (whether or not shown on any Tax Return) have been accrued or timely paid in full or adequately reserved for in accordance with GAAP in the Company Financial Statements.

                  (b) Each of the Company and each of its Subsidiaries has complied in all material respects with all applicable laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and has, within the time and in the manner prescribed by applicable laws, withheld from employee wages and from any payments to independent contractors and paid over to the proper Governmental Entity all amounts required to be so withheld and paid over under all applicable laws.

                  (c) Except as set forth on Schedule 2.9, (i) no deficiencies for any Taxes have been threatened, proposed, asserted or assessed (either in writing or orally) against the Company or any of its Subsidiaries, (ii) no Governmental Entity is conducting or proposing to conduct an audit with respect to Taxes of or any Tax Return required to be filed with respect to the Company or the Subsidiaries, (iii) no extension or waiver of the statute of limitations with respect to Taxes or Tax Returns has been granted by the Company or any of the Subsidiaries which remains in effect, (iv) neither the Company nor any of the Subsidiaries is a party to any agreement or arrangement (other than the Second Amended Operating Agreement) to allocate, share or indemnify another party (other than the Company or any of the Subsidiaries) for Taxes, (v) there are no Liens for Taxes upon the assets of the Company or any of the Subsidiaries, except for Liens for Taxes not yet due, (vi) no jurisdiction where either the Company or any of the Subsidiaries does not file a Tax Return has asserted or otherwise made a claim that the Company or any of the Subsidiaries is required to file a Tax Return for such jurisdiction, and (vii) no power of attorney has been granted by or with respect to the Company or any of the Subsidiaries with respect to any matter relating to Taxes.

                  (d) The Company is (and, during its entire existence, has been) treated as either (i) an entity the separate existence of which is disregarded for United States federal income tax purposes or (ii) a domestic partnership for United States federal income tax purposes. No federal Tax Return has been filed in any manner that is inconsistent with such treatment.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended.

                  (f) "Governmental Entity" means any (i) nation, state county, city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (iv) body exercising, or entitled to exercise any governmentally derived administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

                  (g) "Taxes" mean any federal, state, local or foreign net income, gross income, receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, stamp or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority.

                  (h) "Tax Returns" mean all returns, reports, or statements required to be filed with any Governmental Entity with respect to any Tax (including any attachments thereto), including, without limitation, any consolidated, unitary or similar return, information return, claim for refund, amended return or declaration of estimated Tax.

            2.10 Compliance with Laws. Except for any instance of noncompliance that would not have a Material Adverse Effect, the Company and the Subsidiaries have complied with all laws, regulations and ordinances applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected ("Laws"). Since March 1, 1997, none of the Sellers, the Company or any Subsidiary has received from any Governmental Entity any written notification with respect to a possible violation of Laws.

            2.11 Contracts and Other Agreements. (a) Schedule 2.11 sets forth all of the contracts and other agreements hereinafter referred to in this Section 2.11, to which the Company or any Subsidiary is a party or by or to which it or its assets or properties are bound or subject (the "Contracts"):

                        (i) written contracts and other agreements with any current or former officer, director, employee, consultant, agent or other representative having more than six (6) months to run from the date hereof or providing for an obligation to pay and/or accrue compensation of $50,000 or more per annum, or providing for the payment of fees or other consideration in excess of $50,000;

                       (ii) collective bargaining or other contracts and other agreements with any labor union or association representing any employee;

                      (iii) contracts and other agreements for the purchase or sale of equipment with a purchase price in excess of $50,000, individually, or $250,000 in the aggregate that contain an escalation, renegotiation or redetermination clause or that can be canceled without liability, premium or penalty only on ninety (90) or more days notice;

                       (iv) contracts and other agreements for the disposition or sale of any of the assets or properties of the Company or any Subsidiary other than in the ordinary course of business and for a sale price exceeding $50,000, individually, or $250,000 in the aggregate or for the grant to any person of any preferential rights to purchase any of its assets or properties;

                        (v) contracts and other agreements (including without limitation, leases of real property) calling for an aggregate purchase price or payments in any one year of more than $50,000;

                       (vi) limited partnership, joint venture or other unincorporated business organization or similar arrangements or agreements;

                      (vii) contracts or other agreements under which the Company or a Subsidiary or a third party agrees to indemnify any party in amounts in excess of $50,000;

                     (viii) contracts and other agreements containing covenants of the Company or any Subsidiary not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Company or any Subsidiary in any line of business or in any geographical area;

                       (ix) contracts and other agreements or arrangements relating to the making of any loan by the Company or any Subsidiary;

                        (x) contracts, mortgages, indentures, notes, installments, obligations or other instruments or other agreements relating to the borrowing of money by the Company or any Subsidiary or the direct or indirect guaranty by the Company or any Subsidiary of any obligation for, or an agreement by the Company or any Subsidiary to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other person or governmental or regulatory body;

                       (xi) contracts or other agreements for or relating to computers, computer equipment, computer software or computer services with a purchase price or lease cost in excess of $50,000 individually, or $250,000 in the aggregate;

                      (xii) contracts or other agreements between the Company or any Subsidiary and any Governmental Entity;

                     (xiii) each contract between the Company or its Subsidiaries on the one hand, and any of the Sellers on the other hand; and

                      (xiv) each other contract which is material to the business of the Company and its Subsidiaries.

                  (b) There have been delivered or made available to the Buyer true and complete copies of all of the Contracts set forth in
Schedule 2.11. Neither the Company nor any Subsidiary nor any other party to any such Contract is in default under any such Contract, and to the knowledge of the Company and AMC, no event has occurred which would constitute a default (or give rise to any right of termination, cancellation, modification or acceleration) under any such Contract nor upon receipt of any required consents will the consummation of the transactions contemplated by this Agreement result in a default under any such Contract or the right to terminate such Contract. Each Contract is a valid and binding obligation of the Company or its Subsidiary and the other party thereto, enforceable against such persons in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the rights of creditors generally and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

            2.12  Real Property.

                  (a) Schedule 2.12 sets forth a list of (i) all real property owned by the Company or the Subsidiaries and all buildings and other structures located on such real property; (ii) all leases, subleases or other agreements under which the Company or any Subsidiary is lessor or lessee of any real property; (iii) all options held by the Company or any Subsidiary or contractual obligations on its part to purchase or acquire any interest in real property; and (iv) any contractual obligations on the part of the Company or any Subsidiary to sell or dispose of any interest in real property.

                  (b) The Company or a Subsidiary is the owner of record, lessor or lessee under the leases or holder of the options, as the case may be, of each of the items set forth in Schedule 2.12. Such leases, subleases and other agreements are in full force and effect and constitute the valid and binding obligation of the parties thereto and there exists no defaults or conditions with respect to the Company or a Subsidiary, and to the knowledge of the Company and AMC, any of the other parties to such leases, subleases and other agreements, which with the giving of notice or the passage of time, or both, would constitute a default with respect to such leases, subleases or other agreements. Each of the options set forth in Schedule 2.12 is in full force and effect and constitutes the valid and binding obligation of the parties thereto, enforceable against such persons in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the rights of creditors generally and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

            2.13  Intangible Property.

                  (a) Schedule 2.13 contains an accurate and complete list of all: (i) patents, pending patent applications and patent applications in process but not yet filed, owned by or assigned or licensed to the Company and the Subsidiaries (the "Patents"); registered trademarks and service marks and pending applications therefor and material unregistered trademarks and service marks owned by or licensed to the Company and the Subsidiaries (the "Marks"); and copyright registrations and pending applications therefor and material unregistered copyrights owned by or licensed to the Company and the Subsidiaries (the "Copyrights"); (ii) material licenses and other agreements relating to the Patents, Marks and Copyrights, and any other licenses and other agreements relating to trade secrets and know-how; and (iii) material manufacturing, process, and other technology transfer and license agreements (the Patents, the Marks, the Copyrights, the licenses and other agreements referred to in clause
(ii) above and the manufacturing, process, and other technology transfer and license agreements referred to in clause (iii) above along with all unregistered intellectual property owned or used by the Company and the Subsidiaries being referred to herein collectively as the "Intellectual Property").

                  (b) The Company and the Subsidiaries own, license or otherwise have the right to use the Intellectual Property, except as set forth in Schedule 2.13 free and clear of all Liens. Neither the Company nor any Subsidiary is in default under any license agreement between the Company or the Subsidiaries and any third person. Except as described in
Schedule 2.13, to the knowledge of the Company and AMC, neither the Company nor any Subsidiary is infringing upon the rights of any third person in its trademarks, copyrights, patents, trade secrets, rights of publicity or privacy or other intellectual property, and neither the Company nor any Subsidiary has knowledge of any basis for any such claim of infringement. To the knowledge of the Company and AMC, no circumstance exists which could reasonably result in a third party claim alleging libel, slander, false advertising or unfair competition, or challenging the ownership of or the Company's or any Subsidiary's right to use any of the Intellectual Property. Except as set forth in
Schedule 2.13, there is no pending or, to the knowledge of the Company and AMC, threatened action contesting the validity, ownership or right to use, sell, license or dispose of any Intellectual Property. Except as set forth in Schedule 2.13, none of the Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, restriction, undertaking or agreement limiting the scope of use of the Intellectual Property or declaring any of it abandoned. To the knowledge of the Company and AMC, there is no unauthorized use, infringement or misappropriation of the Intellectual Property by any third party. The

Company and the Subsidiaries own or have the right to use all intellectual property relating to their businesses that is reasonably necessary to the conduct of their businesses, as conducted as of the date of this Agreement. Except as set forth in Schedule 2.13, any Intellectual Property owned by the Company or any Subsidiary is in full force and effect and has not been cancelled, expired or abandoned. To the knowledge of the Company and AMC, except as set forth in Schedule 2.13, any Intellectual Property owned or used by the Company or any Subsidiary is valid and subsisting. No trade secret of the Company or any of its Subsidiaries has been authorized to be disclosed or, to the knowledge of the Company and AMC, been disclosed to any third party other than pursuant to a written nondisclosure agreement that adequately protects the Company's and the applicable Company Subsidiaries' proprietary interests in and to such trade secrets, or as otherwise disclosed in Schedule 2.13. The consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company's or any of its Subsidiaries rights to own or use any of the Intellectual Property.

            2.14 Title to Properties, Absence of Liens and Encumbrances. The Company and each Subsidiary has good and valid title (or in the case of real property owned by the Company or its Subsidiaries, good and marketable title) to all of its properties and assets whether real, personal, tangible or intangible, including all properties reflected in the Recent Balance Sheet and those acquired since the date thereof (except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all Liens, other than (i) as referred to in the Recent Balance Sheet, (ii) any Liens for Taxes not yet delinquent or being contested in good faith by appropriate proceedings set forth in
Schedule 2.9 and are properly reserved for in accordance with GAAP, and
(iii) the matters set forth in Schedule 2.14.

            2.15 Licenses and Permits. Schedule 2.15 sets forth all governmental licenses, permits, variances, exemptions, orders, approvals, authorizations and filings (the "Permits") held by the Company and the Subsidiaries; such Permits being the only Permits necessary to the operation of their respective business, except for the failure to hold such Permits as would not have a Material Adverse Effect. Except for Permits for which applications are shown in Schedule 2.15 to be pending, all such Permits are currently in force. No written notice of any violation has been received by the Company in respect of any such Permit and no proceeding is pending or, to the knowledge of the Company and AMC, threatened that would suspend or revoke or limit any such Permit.

            2.16 Employee Relations. Schedule 2.16 sets forth a list of all employment agreements and collective bargaining agreements to which the Company or any Subsidiary is a party. Except as specified in
Schedule 2.16, (i) the Company and each Subsidiary is in compliance in all material respects with Title VII of the federal Civil Rights Act of 1964, as amended, with the federal Occupational Safety and Health Act,






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with the regulations under any of the above or any other federal, state or other laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar taxes and is not engaged in any material respect in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (ii) neither the Company nor any Subsidiary has been assessed any material arrears of wages or any taxes or penalties for failure to comply with any law or regulation described in (i) above for which adequate reserves have not been established; (iii) none of the Sellers, the Company or any Subsidiary has received notice of any proceedings pending before any Governmental Entity relating to (i) or (ii) above;
(iv) none of the Company or any of its Subsidiaries are party to any collective bargaining agreement and there is no labor strike, slowdown or stoppage actually pending or threatened against or affecting the Company or its Subsidiaries; (v) none of the Sellers, the Company or any of its Subsidiaries have received notice that any representation petition respecting the employees of the Company or its Subsidiaries has been filed with the National Labor Relations Board; and (vi) the Company and its Subsidiaries are and have been in substantial compliance with all notice and other requirements under the Worker Adjustment and Retaining Notification Act or similar state statute.

            2.17  Employee Benefit Plans; ERISA.

                  (a) Except as set forth in Schedule 2.17, at the date hereof, neither the Company and its Subsidiaries nor any trade or business, whether or not incorporated, that together with the Company or the Subsidiaries would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA (an "ERISA Affiliate"), maintain or contribute to any ERISA employee benefit, employee stock purchase, stock option, bonus or executive compensation plans, programs, funds, trusts, arrangements and practices (such plans, programs, funds, trusts, arrangements and practices of the Company and the Subsidiaries being referred to as the "Company Plans"), including employee benefit plans within the meaning set forth in Section 3(3) of ERISA, or other similar arrangements for the provision of benefits or perquisites. Neither the Company nor any Subsidiary maintains or has ever maintained any "Multi-employer Plan" within the meaning of Section 3 (37) of ERISA or a "Multiple Employer Plan " within the meaning of Section 413 (c) of the Code. Neither the Company and its Subsidiaries nor any ERISA Affiliate maintains or contributes to, or has maintained or contributed to during the five (5)-year period ending on the Closing Date, an employee pension benefit plan as defined in Section 3(2) of ERISA which is subject to Title IV of ERISA.

                  (b) With respect to each Company Plan, the Sellers or the Company have heretofore delivered to the Buyer true and complete copies of each of the following documents, (i) a copy of the Company Plan and any amendments thereto (or if the Company Plan is not a written plan, a description thereof); (ii) a copy of the two most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87; (iii) a copy of the most recent summary plan description required under ERISA with respect thereto;
(iv) if the Company Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and (v) the most recent determination letter received from the Internal Revenue Service with respect to each Company Plan intended to qualify under Section 401 of the Code.

                  (c) Except as set forth in the Schedule 2.17, (i) there have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code with respect to any of the Company Plans that could result in any material penalties, taxes or liabilities, (ii) each of the Company Plans has been operated and administered in all material respects in accordance with applicable laws during the period of time covered by the applicable statute of limitations, (iii) each of the Company Plans which is intended to be "qualified" within the meaning of Section 401 (a) of the Code has been determined by the Internal Revenue Service to be qualified, and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such Company Plans, and the period for making any such necessary retroactive amendments has not expired, and (iv) there are no pending, or to the knowledge of AMC and Company, threatened or anticipated claims involving any of the Company Plans other than claims for benefits in the ordinary course.

                  (d) Except as set forth in Schedule 2.17, no Company Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any tax qualified pension plan, or
(iii) benefits the full cost of which is borne by the current or former employee (or beneficiary of such employee).

                  (e) Schedule 2.17 contains a true and complete summary or list of or otherwise describes all material employment contracts and all other employee benefit arrangements with "change of control" or similar provisions and all severance, retirement or termination agreements, arrangements, policies or practices with directors, executive officers or any other employees.

                  (f) There are no agreements which, determined without regard to any agreements entered into or compensation paid after Closing






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                                 Page 31 of 82

(other than compensation paid pursuant to an agreement entered into following the date hereof, but before Closing without the consent of Buyer) will or may provide payments to any officer, employee, independent contractor, shareholder, or highly compensated individual which will be "parachute payments" under Code Section 280G that may be nondeductible to the Company or subject to tax under Code Section 4999 for which the Company or any ERISA affiliate would have withholding liability.

                  (g) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, independent contractor or officer of the Company or any Subsidiary to severance pay, unemployment compensation or any other payment by the Company, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, independent contractor or officer.

            2.18 Litigation. Except as shown in Schedule 2.18, no litigation, action, suit, proceeding or investigation is presently pending, nor to the knowledge of the Company and AMC, threatened (nor to the knowledge of the Company and AMC is there any basis therefor), against or affecting the Sellers, the Company or any Subsidiary or their properties or restricting or prohibiting the consummation of the transactions contemplated by this Agreement before or by any Governmental Entity or non-governmental body or by any third party.

            2.19 Insurance. Schedule 2.19 sets forth a list and brief description, including the annual premiums, of all policies or binders of fire, errors and omissions, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of the Company and the Subsidiaries and the Company has heretofore delivered to the Buyer true, and to the knowledge of the Company and AMC, complete copies of all such policies of insurance. To the knowledge of the Company and AMC, such policies and binders are valid and enforceable in all material respects in accordance with their terms and are in full force and effect. Except as set forth on Schedule 2.19, to the knowledge of the Company and AMC, none of the policies set forth on Schedule 2.19 will lapse or become subject to termination by the insurer as a result of the transactions contemplated by this Agreement. All of the insurance policies set forth on Schedule 2.19 are terminable by the holder thereof without penalty.

            2.20 Due Authorization; Enforceability of this Agreement. The execution and delivery of this Agreement by each of the Sellers and the Company and the consummation by each of the Sellers and the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of each of the Sellers and the Company and no other actions or proceedings on the part of each of the Sellers and the Company are necessary to authorize this Agreement or for the Sellers and the Company to consummate the transactions contemplated by this Agreement. This Agreement constitutes the valid and binding obligation of each of the Sellers and the Company and is enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the rights of creditors generally and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

            2.21 No Violation of Law and Agreements. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof will not conflict with or violate any provision of the charter or other organizational documents, operating agreements or bylaws of any of the Sellers, the Company or any Subsidiary, and does not and will not conflict with, violate, result in a breach of, or cause a default under (i) any provision of any federal, state or local law or regulation relating to the business or assets of any of the Sellers, the Company and the Subsidiaries (subject to obtaining any requisite regulatory approvals), other than violations, breaches or defaults which would not have a Material Adverse Effect, (ii) any provision of any order, arbitration award, judgment or decree to which any of the Sellers, the Company and the Subsidiaries or their properties is subject, or
(iii) any provision of any material agreement or instrument to which any of the Sellers, the Company or any Subsidiary is subject, other than conflicts, violations, breaches or defaults which would not have a Material Adverse Effect, or which conflicts, violations, breaches or defaults in each of clauses (i), (ii) and (iii) above would not prohibit or restrict the consummation of the transactions contemplated by this Agreement. Except as set forth in Schedule 2.21, (x) none of the Company, the Subsidiaries or the Sellers has received any notice from any Governmental Entity that any of the owned or leased real property of the Company or any of its Subsidiaries, or the operations of the Company or any Subsidiary thereon, is in violation of any applicable zoning requirement or classification, building code, pollution control ordinance or statute or any other Law relating to such properties or to such operations, and, (y) neither the Company nor any Subsidiary has received notice of nuisance produced by or resulting from such properties or operations.

            2.22 Consents Required. Except as set forth in Schedule 2.22, the conduct of business by the Company and the Subsidiaries as presently conducted and the execution, delivery and performance of this Agreement by the Sellers and the Company and the consummation of the transactions contemplated hereby do not require any of the Sellers or the Company to obtain any consent, approval or action of, or make any filing or registration with or give notice to, any corporation, partnership, individual, firm, trust or other entity or any Governmental Entity.

            2.23  [Intentionally left blank]

            2.24 Inventory. All inventories to be reflected on the Preliminary Closing Date Balance Sheet will have been produced or acquired by the Company and its Subsidiaries in the ordinary course of business and the Company and its Subsidiaries will have good and marketable title to the inventory. The values at which the inventory will be carried on the Preliminary Closing Date Balance Sheet will reflect the customary valuation policy of the Company and its Subsidiaries (which fairly reflects the value of obsolete, spoiled or excess inventory) for stating inventory in accordance with GAAP, consistently applied.

            2.25 Accounts Receivables. All accounts receivables of the Company and its Subsidiaries to be reflected on the Preliminary Closing Date Balance Sheet will represent sales made in the ordinary course of business.

            2.26 Certain Interests. Except as set forth on Schedule 2.26, no affiliate of any Seller or the Company or any of its Subsidiaries nor any officer or director of any of them has any interest in any property used in or pertaining to the business of the Company or any customer or supplier doing business with the Company or any of its Subsidiaries.
Except with respect to those transactions listed on Schedule 2.26 and transactions solely between the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries is a party to any transaction with any affiliate of the Company, any of its Subsidiaries or any Seller or any officer or director of any of the foregoing or of the Company or any Subsidiary. All transactions listed on Schedule 2.26 have been entered into on an arms-length basis and are commercially reasonable.

            2.27  Assets Necessary to Do Business.  Set forth on
Schedule 2.27 are the assets, properties and services provided by AMC to the Company in connection with the conduct of its business as of the date of this Agreement. The assets, properties, contracts and rights of the Company and its Subsidiaries include all of the assets, properties, contracts and rights necessary for the conduct of their business in the manner as it is currently conducted.

            2.28 Customers. Set forth on Schedule 2.28 is a list of the Company's top ten customers, based on revenues for the fiscal year ended October 3, 1998 ("Material Customers"). None of the Material Customers has advised the Company that it intends to cancel or terminate its business relationship with the Company or its Subsidiaries within the next twelve months.

            2.29 Brokerage. No broker or finder has acted, directly or indirectly, for Sellers or the Company, nor have the Sellers or the Company incurred any obligation to pay, any brokerage, finder's fee or other commission or similar fee in connection with the transactions contemplated by this Agreement, provided, however, that the Company has entered into an agreement (the "Pedersen Agreement") with Pedersen






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                                 Page 34 of 82

Kammert & Co. LLC ("Pedersen Kammert"), investment bankers, related to the transactions contemplated hereby. A true and correct copy of the Pedersen Agreement and any amendments or supplements thereto has heretofore been delivered to the Buyer. The Sellers agree to indemnify and hold the Buyer and the Company harmless with respect to any and all claims for brokers' fees, commissions, or other similar fees arising out of the conduct of the Company or the Sellers, other than pursuant to the Pedersen Agreement.

            2.30 Hazardous Materials; Environmental Compliance; Disclosure of Environmental Information.

                  (a) Definitions. The term "Hazardous Materials," as used herein shall mean any and all substances (including, without limitation, petroleum and any derivative thereof), wastes or materials classified as hazardous or toxic under, or otherwise regulated under, any federal, state, local, and foreign law, rule, ordinance, statute or regulation pertaining to environmental, health, safety or natural resources matters, including, without limitation, the following: the Comprehensive
Environmental Response, Compensation and Liability Act of 1980, the
Resource Conservation and Recovery Act of 1976, the Clean Air Act, the
Clean Water Act, the Toxic Substances Control Act and the Emergency
Planning and Community Right-to-Know Act of 1986 (all such laws, rules, ordinances, statutes and regulations being referred to collectively as "Environmental Laws"). The term "Environmental Liabilities" shall mean any liability, claim, demand, charge, obligation, deficiency, loss (including, without limitation, any diminution in value), expenditure, cost or expense (including, without limitation, reasonable attorneys' fees and disbursements and costs of response or remediation) that [would have a Material Adverse Effect and that] would be imposed or incurred by reason of (i) noncompliance with any Environmental Laws by or on behalf of the Company or its Subsidiaries or any predecessor entities on or prior to the Closing Date or (ii)(a) the on-site or off-site disposal of any Hazardous Materials by or on behalf of the Company or its Subsidiaries or any predecessor entities on or prior to the Closing Date or (b) the release into the environment of, or exposure to, any Hazardous Materials by the Company or its Subsidiaries or any predecessor entities or any other entity on their behalf on or prior to the Closing Date, whether generated, handled or possessed by the Company or its Subsidiaries or any predecessor entities or located at or emanating from or to a site now or heretofore owned, leased or otherwise used by the Company or its Subsidiaries or any predecessor entities. The term
"Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous
Materials through or in the air, soil, surface water, groundwater or property.

                  (b)   Environmental Compliance.

                        (i) To the knowledge of the Company and AMC, the Company and each Subsidiary is in compliance with all applicable Environmental Laws, (which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where the noncompliance with such Environmental Laws would not have a Material Adverse Effect. To the knowledge of the Company and AMC, neither the Sellers, the Company nor its Subsidiaries have received any written communication, whether from a Governmental Entity, citizens group, employee or otherwise, alleging that the Company or its Subsidiaries are not in such compliance. To the knowledge of the Company and AMC there are no past or present actions, activities, circumstances, conditions, events or incidents that may prevent or interfere with such compliance in the future.

                       (ii) There are no criminal, civil or administrative proceedings or investigations pending or, to the knowledge of the Company and AMC, threatened against the Company or the Subsidiaries relating to, arising out of, or based upon any Environmental Laws.

                      (iii) To the knowledge of the Company and AMC, no underground storage tanks, friable asbestos, or PCB's are located on property currently owned or leased by the Company or the Subsidiaries.

                       (iv) To the knowledge of the Company and AMC, except as set forth on Schedule 2.30, neither the Company nor any Subsidiary has generated, manufactured, refined, treated, stored, handled, produced or processed any Hazardous Materials, except in compliance with all applicable Environmental Laws.

                        (v) To the knowledge of the Company and AMC, except as set forth on Schedule 2.30, neither the Company nor any Subsidiary has transported, disposed of or transferred any Hazardous Materials, except in compliance with all applicable Environmental
      Laws.

                       (vi) To the knowledge of the Company and AMC, except as set forth on Schedule 2.30, there has been no release, disposal or dumping of any Hazardous Materials from any properties owned or leased by the Company or the Subsidiaries, which are reasonably likely to create a risk to the Company or its Subsidiaries of an Environmental Liability.

                      (vii) Except as set forth in Schedule 2.30, to the knowledge of the Company and AMC, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material which could form the basis of any Environmental Liability against the Company or its Subsidiaries, or to the knowledge of the Company and AMC, against any person or entity whose liability for any Environmental Liability the Company or its Subsidiaries have or may have retained or assumed either contractually or by operation of law.

                     (viii) The Company and its Subsidiaries have delivered or otherwise made available for inspection to the Buyer complete copies of any reports, studies, analyses, tests or monitoring possessed or initiated by the Company or its Subsidiaries pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or its Subsidiaries, or regarding the Company and its Subsidiaries compliance with applicable Environmental Laws (the "Environmental Reports") subsequent to August 1, 1996. To the knowledge of the Company and AMC, there are no Environmental Reports other than the Environmental Reports referred to in the preceding sentence.

                       (ix) To the knowledge of the Company and AMC, neither the Company nor its Subsidiaries has entered into, or received written notice that it is currently or might in the future be subject to, any consent decree, request for information, compliance order or administrative order or lien currently in effect with respect to any environmental or worker health or safety matter or received any written request for information, notice, notification, demand letter, administrative inquiry, or formal complaint or claim with respect to any Environmental Liabilities.

                        (x) To the knowledge of the Company and AMC, neither the Company nor its Subsidiaries has received any assessment for any citations, reimbursement obligations, fines or penalties under any Environmental Law, no such citations, reimbursement obligations, fines, penalties or assessments are pending or, to the knowledge of the Company and AMC, threatened against the Company or the Subsidiaries, and, to the knowledge of the Company and AMC, no basis exists for such citations, reimbursement obligations, fines, penalties or assessments.

            2.31 GG&G Obligations. Other than the fee referenced in paragraph 9 of the Standard Form of Resolution Engaging the Services of Grisanti, Galef & Goldress, Inc. ("the Resolution") as Interim Manger of the Company, the Company has no obligation to pay any fee or commission to Grisanti, Galef & Goldress, Inc. ("GG&G"), other than the fees payable to GG&G in accordance with paragraph 5 of the Resolution, and the Sellers agree to indemnify and hold the Buyer and the Company harmless as to any claims by GG&G, provided, however, that nothing herein contained shall obligate the Sellers to indemnify or hold harmless the Buyer from or against a claim by GG&G for a fee related to a decision by the Buyer or the Company to directly retain the services of any GG&G professional personnel.


                                       ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF THE BUYER

            The Buyer represents and warrants to the Sellers as of the date hereof and as of the Closing Date as follows:

            3.1 Execution and Delivery. The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Buyer and no other actions or proceedings on the part of the Buyer are necessary to authorize this Agreement or for the Buyer to consummate the transactions contemplated by this Agreement. This Agreement constitutes the valid and binding obligation of the Buyer and is enforceable against the Buyer in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the rights of creditors generally and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

            3.2   Consents and Approvals.  Except as set forth in
Schedule 3.2, the execution, delivery and performance by the Buyer of this Agreement, and the consummation by the Buyer of the transactions contemplated hereby do not require it to obtain any consent, approval or action of, or make any filing or registration with or give any notice to, any corporation, partnership, individual, firm or other entity or any Governmental Entity.

            3.3 No Violation of Law and Agreements. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof will not conflict with or violate any provision of the charter or other organizational documents or operating agreement or bylaws of the Buyer and does not and will not conflict with, violate, result in a breach of, or cause a default under (i) any provision of any federal, state or local law or regulation relating to the business or assets of the Buyer (subject to obtaining any requisite regulatory approvals), (ii) any provision of any order, arbitration award, judgment or decree to which the Buyer or its properties is subject, or (iii) any provision of any material agreement or instrument to which the Buyer is subject, other than conflicts, violations, breaches or defaults in the case of clauses (i), (ii) and (iii) which would not have a material adverse effect on the Buyer's ability to consummate the transactions contemplated hereby, or which would prohibit or restrict the consummation of the transactions contemplated by this Agreement.

            3.4 Organization, Standing and Authority of the Buyer. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and the Buyer has all requisite power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, and to own, lease and operate its assets, properties and business and to carry on its business as now being conducted. The Buyer is duly qualified or authorized as a limited liability company is in good standing in each jurisdiction in which such qualification is required by law.

            3.5 Brokerage. No broker or finder has acted, directly or indirectly, for the Buyer, nor has the Buyer incurred any obligation to pay any brokerage, finder's fee or other commission in connection with the transactions contemplated by this Agreement. The Buyer agrees to indemnify and hold the Sellers harmless with respect to any and all claims for brokers' fees, commissions, or other similar fees arising out of the conduct of the Buyer.

            3.6 Financing. Schedule 3.6 sets forth true and complete copies of written documentation from third parties which provides for the Financing in amounts sufficient to consummate the transactions contemplated hereby, including, without limitation, to pay transaction fees and expenses associated therewith and to provide the Company working capital. The commitment fees set forth in such financing documents which are due and payable have been paid.

            3.7 Investment Intent. The Buyer is purchasing the Membership Units for its own account for investment and with no present intention of distributing or reselling those units of membership interest or any part thereof, subject nevertheless, to any requirement of law that the disposition thereof by the Buyer shall at all times be within the control of the Buyer. The Buyer is fully informed as to the applicable limitations upon any distribution or resale of the Membership Units
(which have not been registered pursuant to the Securities Act of 1933, as amended (the "Securities Act")) under the Securities Act. The Buyer agrees not to distribute or resell any of the Membership Units if such distribution or resale would constitute a violation of the Securities
Act.

            3.8 Independent Analysis. Except as otherwise expressly set forth in this Agreement, Buyer recognizes that Sellers and the Company have made no representation or warranty upon which Buyer is relying with respect to (i) the Company's ability to obtain new business, (ii) retain its existing business subsequent to the Closing Date or (iii) any financial or other projections. Sellers and the Company specifically






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                                 Page 39 of 82
disclaim any warranty as to the accuracy of the projections previously provided.


                                       ARTICLE IV

                                COVENANTS AND AGREEMENTS

            4.1 Conduct of Business. From the date hereof to the Closing Date, the Company and the Subsidiaries will operate their businesses only in the ordinary course of business consistent with past practices and, without the prior written consent of the Buyer, will not undertake any of the actions specified in Section 2.8 except that (i) for purposes of this
Section 4.1, the dollar thresholds set forth in the definition of Contracts in Section 2.11 hereof shall be deemed to be $10,000 individually and $50,000 in the aggregate and (ii) the Company shall be entitled to take such actions as are generally reflected in the capital expenditure budget, for fiscal year 1999, previously provided to the Buyer. The Company shall use all reasonable efforts to preserve intact the present organization of its business, keep available the services of the present officers and employees of the Company and preserve the Company's relationships with customers, suppliers, and others having significant business dealings with its business.

            4.2 Conditions. The Buyer, the Company and the Sellers agree that from the date hereof to the Closing Date, each will use its commercially reasonable efforts:

                        (i)   To satisfy the conditions precedent to
      consummation of the transactions contemplated by this Agreement to the extent they are to be performed by it, its agents or representatives.

                       (ii) To cooperate with the other parties and the Company, to the extent cooperation on its part is helpful, in the other parties' or the Company's efforts to satisfy the conditions precedent to consummate the transactions contemplated by this Agreement.

                      (iii) To obtain the consents referred to in this Agreement.

            4.3   Litigation.

                  (a) From the date hereof through the Closing Date, the Sellers and the Company shall notify the Buyer promptly upon obtaining knowledge of any litigation, actions, suits or proceedings that, from that date hereof, are threatened or commenced against the Company or any Subsidiary or against any of their respective officers, directors or employees, or against the properties or assets of the Company or any






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


Subsidiary and of any requests for additional information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

                  (b) From the date hereof through the Closing Date, the Buyer shall notify the Sellers promptly of any actions or proceedings threatened or commenced against the Buyer, or against any officer, director, employee, properties or assets of the Buyer with respect to the transactions contemplated hereby, and of any requests for additional information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

            4.4 Continued Effectiveness of Representations and Warranties of the Buyer and the Company and AMC. From the date hereof through the Closing Date, (a) the Sellers, the Company and the Subsidiaries shall use commercially reasonable efforts to conduct their affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article II shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, (b) the Buyer shall use commercially reasonable efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article III shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, (c) the Sellers and the Company shall promptly notify the Buyer of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by the Sellers or the Company, and (d) the Buyer shall promptly notify the Sellers of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by the Buyer. No notice made pursuant to this Section 4.4 shall be deemed to cure any violation or breach of any covenant, representation or warranty in this Agreement.

            4.5 Examinations and Investigations. Subject to any limitations imposed by law, prior to the Closing Date, the Buyer shall be entitled, through its employees, officers, accountants and other representatives, to make such investigation of the assets, liabilities, offices, facilities, properties, business and operations of the Company and the Subsidiaries and such examination of the books, records and financial condition of the Company and the Subsidiaries as the Buyer reasonably determines is necessary to evaluate the assets, liabilities, properties, business and operations of the Company and the Subsidiaries. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and the Company, the Sellers and their respective employees and representatives, including, without limitation, their respective counsel and independent public accountants, shall cooperate fully with such representatives in connection with such review and examination. If this Agreement terminates, the Buyer and its






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affiliates shall continue to be bound by the terms of that certain
Confidentiality Agreement by and between and the Company dated as of December 1, 1998 (the "Confidentiality Agreement"), provided, however, that effective upon the Closing, the Confidentiality Agreement shall be of no further force or effect. In addition, the Sellers shall use their reasonable best efforts to cause the Company's independent public accountants to make available to the Buyer, its independent public accountants, its attorneys and its financing sources and the independent public accountants and attorneys of the Buyer's financing sources, upon reasonable notice by the Buyer, during regular business hours, reasonable access to their personnel, work papers and such other reasonably requested documentation relating to their work papers and to their reports on the books and records of the Company, in each case which relate to the business of the Company and such other parties shall reasonably require in connection with the transactions contemplated by this Agreement or as is reasonably requested in connection with any investigation that the Buyer may undertake, provided, however, that nothing herein contained shall require the Company or AMC's attorneys to disclose information covered by the attorney-client privilege.

            4.6 Expenses. If the transactions contemplated hereby are consummated, all costs and expenses incurred by the Sellers, the Company and the Subsidiaries in connection with this Agreement, the transactions contemplated hereby and all prior efforts in connection with any merger, sale of Membership Interests or similar business combination involving the Company, including without limitation, (i) the fees and expenses of counsel to the Company, the Sellers, Brian Stone and other members of the Company's management, (ii) the fees and expenses of the accountants for the Company and the Sellers, including in connection with the preparation of the Company Financial Statements and (iii) the fees and expenses of Pedersen Kammert (the"Sellers' Expenses") shall (y) have been paid by the Company prior to the Closing Date or (z) be fully reserved against as a liability on the Final Closing Date Balance Sheet. AMC agrees to indemnify, defend and hold harmless the Buyer and the Company from and against any and all Sellers' Expenses and any and all claims, liabilities and damages arising from the failure to pay such Sellers' Expenses to the extent such Seller's Expenses are not paid by the Company prior to the Closing Date or fully reserved against as a liability on the Final Closing Date Balance Sheet. If the transactions contemplated hereby are consummated the Company will pay (or reimburse the Buyer for ) all reasonable fees and expenses incurred by the Buyer in connection with this Agreement and the transactions contemplated hereby. If the transactions contemplated hereby are not consummated each party hereto shall be responsible for its own fees and expenses.

            4.7 Further Assurances. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its






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reasonable best efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

            4.8 Employee Benefit Plans. Effective as of the Closing, the Buyer shall cause the Company and the Subsidiaries to either (a) continue to provide coverage for their employees under the Company's existing life, long-term disability, medical, dental, accidental death and dismemberment and travel accident plans of the Company applicable to employees of the Company or any Subsidiaries (the "Welfare Benefit
Plans") or (b) provide coverage under welfare plans substantially similar to that provided by the welfare plans established by the Company or its Subsidiaries for employees of the Company or any Subsidiary (the "New Welfare Benefit Plans"). If the Company establishes New Welfare Benefit Plans, the Buyer agrees that the employees of the Company shall be eligible to participate in the New Welfare Benefit Plans, to the same extent that such employees were eligible to participate in the Old
Welfare Plans as of the Closing, and shall not be subject to any pre-existing condition exclusion. The Buyer agrees to cause the Company and its Subsidiaries to maintain either the old Welfare Benefit Plans or the New Welfare Benefit Plans or a combination thereof in such form without any material change for a period of two (2) years after the Closing, subject to changes required to maintain compliance with the Code, ERISA and other applicable laws. Notwithstanding the foregoing, in the event that during the two-year period following the Closing, there is an increase in the cost of the benefits provided under the old Welfare
Benefit Plans or the new Welfare Benefit Plans, the Buyer may increase the cost to employees so that such cost increase is shared by the Buyer and the employees in proportion to the cost sharing arrangement as of the date hereof. After the Closing, the Company shall be responsible for providing continuation coverage under Section 4980B of the Code. The employees of the Company and its Subsidiaries shall receive credit for all purposes (including eligibility and vesting) for service recognized for such purposes under the employee benefit plans of the Company or its Subsidiaries with respect to Buyer's comparable employee benefit plans
(as such term is defined in Section 3(3) of ERISA), provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits.

            4.9 No Contract of Employment. No provision of this Agreement shall create any third party beneficiary or other right in any employee or former employee of the Company or any Subsidiary (including any beneficiary or dependent thereof) in respect of continued employment (or resumed employment) with the Company or any Subsidiary or in respect of any benefits that may be provided, directly or indirectly under any plan or arrangement maintained by the Company or the Buyer.

            4.10 Supplements To Disclosure Schedule. From time to time prior to the Closing, the Company and AMC may supplement or amend the Disclosure Schedule. No supplement or amendment of the Disclosure Schedule made pursuant to this Section 4.10 shall be deemed to cure any






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


breach or inaccuracy of any representation or warranty made in this Agreement.

            4.11 Records. After the Closing, the Company shall maintain, and the Buyer shall cause the Company to maintain for a period of seven years (and thereafter to the extent relevant to any litigation, including arbitration and any tax audit or appeal) commenced before the expiration of such seven-year period) all books and records of the Company and the Subsidiaries and permit the Sellers to have reasonable access during normal business hours at the Sellers' expense to examine and copy such books, records and data of which the Sellers have no copy in connection with the preparation of the Sellers' financial reports, tax returns, tax audits, the defense or prosecution of litigation (including arbitration and any tax audit or appeal) related thereto. Notwithstanding the foregoing, the Company shall be entitled to destroy or otherwise dispose of such books, records and data if, prior to such destruction or disposition, it offers to surrender such books, records and data to all Sellers and all of the Sellers decline to take possession thereof.

            4.12 Assistance to the Sellers. The Buyer shall cause the Company to provide the Sellers with reasonable assistance at the expense of the Company (other than out-of-pocket expenses which shall be borne by Sellers) by the provision of employees to act as witnesses and to assist in the preparation of documents, reports and other information requested by the Sellers in support of activities described in the above
Section 4.11 or in the defense of any lawsuit arising out of the Sellers' activities related to the Company, or the Company's activities prior to the Closing provided, however, that in no event shall the efforts required of the Company's employees unreasonably interfere with their daily employment responsibilities on behalf of the Company.

            4.13 Recapitalization Treatment. As of the date hereof and for a period of five (5) years after the Closing, the Buyer, the Company and the Sellers shall cooperate with any reasonable requests of the Buyer, the Company or the Sellers, as applicable, related to the recording of the transactions contemplated by this Agreement as a recapitalization for financial reporting purposes, including, without limitation, to assist the Buyer and its affiliates or the Company with any presentation to any person (including any Governmental Entity) with regard to such recording and to include appropriate disclosure with regard to such recording in all filings with any Governmental Entity. In furtherance of the foregoing, the Sellers, the Buyer and the Company shall provide the Buyer, the Company and the Sellers for their (and their respective advisers') prior review and comment, any description of the transactions contemplated by this Agreement which is meant to be disseminated to any person.







                                         -33-

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            4.14  Noncompetition Agreement.

                  (a) For a period of five (5) years after the Closing Date, AMC and its subsidiaries and entities controlled by or under membership control with AMC, will not engage in, conduct, commence or purchase, directly or indirectly, on its own behalf or on behalf of any other person or entity, whether in its own name or in partnership or association or jointly with any other person or entity, any business which is in competition with products or services marketed by the Company and its Subsidiaries. The foregoing would not prevent AMC from acquiring any business, a portion of which competes with the Company and its Subsidiaries as set forth in the previous sentence, so long as AMC, as the acquirer, divests itself of such portion of the business within a reasonable time.

                  (b) If it is ever held that the restriction placed on any party to this Agreement by this Section 4.14 is too onerous and is not necessary for the protection of the other party or parties hereto, each party to this Agreement agrees that any court of competent jurisdiction may impose lesser restrictions which such court may consider to be necessary or appropriate to properly protect the other party or parties hereto.

                  (c) No part of the Redemption Price or Purchase Price is or shall be allocated to the covenants of AMC in this Section 4.14 for tax or any other purpose, and no party hereto shall make any such allocation on any Tax Return or financial statement. The covenants of the Company in this Section 4.14 are made solely in consideration of the execution of this Agreement by Buyer and the Company.

            4.15 Pre-Closing Consultation. Following the date hereof and prior to the Closing Date, the Sellers shall, and shall cause the Company to, confer with the Buyer on a regular basis and on all significant operational matters and material decisions affecting the business of the Company and its Subsidiaries. Such consultation shall be made on as frequent a basis as may be reasonably requested by the Buyer. The parties hereto acknowledge and agree that the agreements set forth in this Section 4.15 shall be subject to any restrictions or limitations under applicable law.

            4.16  Non-Solicitation of Employees.

                  (a) From and after the date hereof, the Sellers shall not, without the prior written approval of the Buyer, for a period of two
(2) years from the Closing Date, directly or indirectly solicit, encourage, entice or induce any person who is an employee of the Company or any of its Subsidiaries at the date hereof or at any time prior to the Closing Date, to terminate his or her employment with the Company or any of its Subsidiaries or hire or employ any person who is an employee of the Company or any of the Subsidiaries at the date hereof or who becomes an employee of the Company or any of the Subsidiaries after the date hereof but prior to the Closing Date; provided that the foregoing shall not apply to persons who approach the Sellers or any of their subsidiaries or affiliates for the purposes of employment or who are hired as a result of the use of any independent employment agency where contact between such person and the independent employment agency was initiated by such person or as a result of the use of a general solicitation (such as an advertisement) not specifically directed to employees of the Company.

                  (b) If it is ever held that the restriction placed on any party to this Agreement by this Section 4.16 is too onerous and is not necessary for the protection of the other party or parties hereto, each party to this Agreement agrees that any court of competent jurisdiction may impose lesser restrictions which such court may consider to be necessary or appropriate to properly protect the other party or parties hereto.

            4.17 Financing. The Buyer will consult with the Company in connection with the negotiation of the terms of the Financing. The Company agrees to provide, and will cause its Subsidiaries and its and their respective officers, employees, counsel and accountants to provide, to the Buyer all reasonably necessary cooperation in connection with the arrangement of the Financing and any other financing to be consummated contemporaneous with or at or after the Closing in respect of the transactions contemplated by this Agreement, including without limitation, the execution and delivery of any pledge or security documents, underwriting or placement agreements, other definitive financing documents, or other requested certificates, documents or financial information as may be requested by the Buyer in connection with the Financing.

            4.18 No Shop. The Sellers and the Company shall not, and shall cause the Company's directors, officers, employees, advisers, representatives, agents and affiliates and each of the Subsidiaries (and each of their respective directors, officers, employees, advisors, representatives, agents and affiliates ) not to, directly or indirectly, encourage, engage in, solicit or initiate any discussions or negotiations with, or provide any information to, or negotiate or enter into any agreement or agreement in principle with, any other persons, entity or group, with respect to a sale of (or of a substantial interest in) or recapitalization of the Company or its Subsidiaries, their assets (except in the ordinary course of business consistent with past practice) or capital stock or any similar transaction. The Sellers and the Company shall, and shall cause the Subsidiaries (and each of their respective directors, officers, employees, advisors, representatives, agents and affiliates) to, notify the Buyer of any action taken by any persons in connection with the foregoing sentence and shall provide the Buyer with any information, written or oral, obtained by such party in connection therewith.






                                         -35-

                                 Page 46 of 82
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            4.19  Pre-Closing Maintenance of Insurance.  From the date hereof through the Closing Date, the Company and its Subsidiaries shall maintain in force (including necessary renewals thereof) the insurance policies listed on Schedule 2.19, except to the extent that they may be replaced with materially equivalent policies appropriate to insure the assets, properties and businesses of the Company and the Subsidiaries to the same extent as currently insured.

            4.20  Assumption of Liabilities and Defense.

                  (a) Subject to the indemnification provisions set forth in Article VIII and Article IX, Buyer and the Company agree for the benefit of the Sellers that from and after the Closing the Buyer will cause the Company to perform and fully discharge the Company's liabilities and obligations in existence on the Closing Date (accrued, contingent or otherwise) or arising thereafter (notwithstanding the fact that any such obligation or liability arises out of activities of the Company and the Subsidiaries prior to the Closing Date). In the event that the Sellers (or their respective directors, officers, members and employees) shall be named in any lawsuit or legal proceeding against the Company or any Subsidiary with respect to any liability or obligation covered by the preceding sentence, the Company, at its expense, will assume the defense thereof and will instruct its counsel to defend the Sellers (and any such person or persons related to Sellers so named) and will hold Sellers (and any such person or persons named) harmless from all losses, claims, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) ("Losses") with respect thereto.

                  (b) Subject to the indemnification provisions set forth in Article VIII and Article IX, the Sellers agree for the benefit of the Buyer and the Company that from and after the Closing the Sellers will perform and fully discharge their liabilities and obligations (other than those of or relating to the Company against which the Buyer has agreed to cause the Company to indemnify the Sellers pursuant to Section 4.20(a)) in existence on the Closing Date (accrued, contingent or otherwise) or arising thereafter (notwithstanding the fact that any such obligation or liability arises out of activities of the Sellers prior to the Closing
Date). In the event that the Buyer (or its directors, officers and members) shall be named in any lawsuit or legal proceeding against any of the Sellers with respect to any liability or obligation covered by the preceding sentence, the Sellers, at their own expense, will assume the defense thereof and will instruct their counsel to defend the Buyer (and any such person or persons related to the Buyer so named) and will hold the Buyer (and any such person or persons named) harmless from all Losses with respect thereto.

            4.21 Resignations. At or prior to the Closing, Brian Stone shall resign from any and all positions held by him at AMC. No later than six (6) months following the Closing, Brian Stone shall have resigned from any and all positions held by him at any Seller or any affiliate thereof (other than MSA and its affiliates and DDCI).

                                        ARTICLE V

                            CONDITIONS TO THE OBLIGATIONS OF
                               THE SELLERS AND THE COMPANY

            The obligations of Sellers and the Company to enter into and effect the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by AMC, on behalf of the Sellers, and the Company.

            5.1   Representations and Covenants.

                  (a) The representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as though made at and as of the Closing Date, other than representations and warranties that speak as of a specified date or time (which need only be true and correct as of such date or time).

                  (b) The Buyer shall have duly performed and complied in all material respects with all covenants and agreements to be performed or complied with by the Buyer on or prior to the Closing Date, and the Sellers shall have received a certificate of the managing member of the Buyer to the effect of Sections 5.1(a) and (b).

            5.2 Litigation. No injunction, writ, preliminary restraining order or any order of any nature shall have been issued and not removed by a court of competent jurisdiction or any Governmental Entity nor shall any statute, rule, regulation or executive order be promulgated or enacted by any Governmental Entity, that prohibits the consummation of the transactions contemplated hereby.

            5.3 Consents and Approvals. All waivers, licenses, agreements, permits, consents, approvals or authorizations of third parties or Governmental Entities or any modification or amendments to existing agreements with third parties required to be obtained by the Buyer shall have been obtained and shall be in full force and effect and without conditions or limitations which unreasonably restrict the ability of the parties hereto to carry out the transactions contemplated hereby and the Sellers shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of same.

            5.4 Ancillary Agreements. On the Closing Date, all remaining and new members of the Company shall have entered into the Second Amended and Restated Operating Agreement.







                                         -37-

                                 Page 48 of 82
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            5.5   Opinion of Buyer's Counsel.  The Sellers and the Company
shall have received at the Closing from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Buyer, an opinion dated the Closing Date in form and substance substantially as set forth in Exhibit B.


                                       ARTICLE VI

                       CONDITIONS TO THE OBLIGATIONS OF THE BUYER

            The obligation of the Buyer to enter into and effect the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by the Buyer:

            6.1   Representations and Covenants.

                  (a) The representations and warranties of the Company and AMC set forth in this Agreement shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as though made at and as of the Closing Date, other than representations and warranties that speak as of a specified date or time (which need only be true and correct as of such date or time).

                  (b) The Sellers and the Company shall have duly performed and complied in all material respects with all covenants and agreements to be performed or complied with by the Company or the Sellers on or prior to the Closing Date, and the Buyer shall have received a certificate of the chief executive officer of the Company and the chief executive officer of AMC to the effect of Sections 6.1(a) and (b).

            6.2 Litigation. No injunction, writ, preliminary restraining order or any order of any nature shall have been issued and not removed by a court of competent jurisdiction or any Governmental Entity nor shall any statute, rule, regulation or executive order be promulgated or enacted by any Governmental Entity, that prohibits the consummation of the transactions contemplated hereby and there shall be no action, suit or other proceeding pending or threatened pertaining to the transactions contemplated by this Agreement or to its consummation.

            6.3 Consents and Approvals. All waivers, licenses, agreements, permits, consents, approvals or authorizations of third parties or Governmental Entities or any modifications or amendments to existing agreements with third parties required to be obtained by the Company and the Sellers shall have been obtained and shall be in full force and effect and without conditions or limitations which unreasonably restrict the ability of the parties hereto to carry out the transactions contemplated hereby and the Buyer shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of same.






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                                 Page 49 of 82

            6.4   No Material Adverse Changes.  Since the date hereof,
(i) there shall not have been any material adverse change in the business, assets, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole, and (ii) the Company and the Subsidiaries shall not have sustained any loss or damage, whether or not insured, that materially affects their ability, taken as a whole, to conduct their business.

            6.5 Resignations. The Buyer shall have received resignations from such officers of the Company and the Subsidiaries as the Buyer shall designate prior to Closing and the resignations contemplated by
Section 4.21 herein.

            6.6 Ancillary Agreements. On the Closing Date, all remaining and new members of the Company shall have entered into the Second Amended and Restated Operating Agreement.

            6.7 Existing Indebtedness. The Indebtedness of the Company and its Subsidiaries required to be redeemed or repaid hereunder shall have been redeemed or pre-paid in accordance with Section 1.3 hereof. The Company shall have delivered to the Buyer evidence satisfactory to the Buyer that such Indebtedness has been canceled and that any Liens that existed in connection therewith have been released as of the Closing
Date.

            6.8 Financing. The Company shall have received the proceeds of the Financing on terms and conditions substantially the same as set forth in the commitment letters from (i) Massachusetts Mutual Life Insurance Company and (ii) NationsBank, N.A. and NationsBanc Montgomery Securities, LLC, dated February 17, 1999 and February 22, 1999, respectively.

            6.9 Opinions of the Company's and Sellers' Counsel. The Buyer shall have received at the Closing from Sheppard, Mullin, Richter &
Hampton LLP, counsel to the Sellers and the Company, an opinion dated the Closing Date in form and substance substantially as set forth in Exhibit C.

            6.10 Release of Liens. All liens relating to the equity securities of the Subsidiaries and the intellectual property of the Company and the Subsidiaries, including without limitation, those liens and potential liens referred to in Schedules 2.5B and 2.13(b) hereto shall have been released at or prior to the Closing Date and the Buyer shall have received evidence satisfactory to it of such release.








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


                                       ARTICLE VII

                       SURVIVAL OF REPRESENTATIONS AND WARRANTIES

            All representations and warranties contained herein shall survive the execution and delivery hereof and the Closing hereunder, and except as otherwise specifically provided in this Agreement, shall thereafter terminate and expire eighteen (18) months from the Closing Date; provided, however, that the foregoing time limitations shall not apply in respect of any representation and warranty contained in Sections 2.1, 2.2, 2.3, 2.20, 2.29, 2.31, 3.4, 3.5 and 3.7, which shall survive without limitation and, Section 2.30 which shall survive the Closing and continue in full force and effect until three (3) years after the Closing Date and Section 2.9 which shall survive the Closing and continue in full force and effect until six (6) months after the expiration (with valid extensions; provided, the Buyer and the Company shall not have extended the statute of limitations with respect to any tax matter at issue for a period or periods in the aggregate of more than one year without the permission of AMC, which permission shall not be unreasonably withheld) of the applicable statute of limitations relating to the matter at issue; provided that if a claim or notice is given under
Article VIII within the applicable time limitation set forth above with respect to any representation or warranty prior to any such expiration date, the claim with respect to such representation or warranty shall continue indefinitely until such claim is finally resolved.


                                      ARTICLE VIII

                                     INDEMNIFICATION

            8.1   Obligation to Indemnify.

                  (a) Subject to the limitations contained in Article VII, following the Closing, AMC agrees to indemnify, defend and hold harmless the Buyer and the Company (and their respective directors, officers, employees, affiliates and assigns) from and against any and all judgments, fines, penalties, losses, claims, liabilities, damages, demands, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, and any interest thereon and any costs and expenses (including reasonable attorneys' fees in connection therewith) ("Buyer Losses"), directly or indirectly, as a result of, or based upon or arising from, any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants, or agreements made by or of the Company or any Seller in this Agreement including in any certificate or other document delivered pursuant hereto (other than covenants to be performed by the Company after the Closing).
AMC shall not be liable with respect to any Buyer Losses unless the aggregate Buyer Losses (other than Buyer Losses by reason of or resulting from breaches of representations or warranties contained in Sections 2.1,






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2.2, 2.3, 2.20, 2.21, 2.22, 2.29 and 2.31 hereof as to which the Buyer
Deductible (as defined below) and the Buyer Cap (as defined below) will not apply) shall exceed Six Hundred Thousand Dollars ($600,000) (the "Buyer Deductible") up to a maximum of Six Million Dollars ($6,000,000) (the "Buyer Cap"). Neither the Buyer nor the Company shall be entitled to indemnification for Buyer Losses if the Buyer or the Company has received indemnification for such Buyer Losses and the Company shall not be entitled to indemnification for Buyer Losses if the Buyer has received indemnification for such Buyer Losses.

                  (b) Subject to the limitations contained in Article VII, following the Closing, the Buyer and the Company agree, jointly and individually, to indemnify, defend, and hold harmless the Sellers (and their directors, officers, members, employees, affiliates and assigns) from any and all judgments, fines, penalties, losses, claims, liabilities, damages, demands, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, and any interest thereon and any costs and expenses (including reasonable attorneys' fees in connection therewith), in excess of amounts received or receivable by the Sellers from insurance proceeds, ("Seller Losses"), directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants, or agreements made by or of the Buyer in this Agreement including in any certificate or other documents delivered pursuant hereto (including covenants to be performed by the Company after the Closing). The Buyer and the Company shall not be liable with respect to any Seller Losses unless the aggregate Seller Losses shall exceed Six Hundred Thousand Dollars ($600,000) up to a maximum of Six Million
Dollars ($6,000,000). The Sellers shall not be entitled to indemnification for Seller Losses from the Buyer if the Sellers have received indemnification for such Seller Losses from the Company and the Sellers shall not be entitled to indemnification for Seller Losses from the Company if the Sellers have received indemnification for such Seller Losses from the Buyer.

                  (c) The persons to whom indemnification is provided under the provisions herein are referred to herein as the "Indemnitee" and the persons providing indemnification are referred to as the "Indemnitor."

            8.2 Notice of Asserted Liability. If an Indemnitee intends to seek indemnification pursuant to this Article VIII, such Indemnitee shall promptly notify the Indemnitor in writing of such claim and any third party claim in respect of which indemnification is sought in each case prior to the expiration of the applicable limitation period set forth in
Article VII. Any such notice shall set forth in reasonable detail the facts, circumstances and basis of the claim.

            8.3 Opportunity to Defend. If a claim involves a claim by a third party against the Indemnitee, the Indemnitor may assume, through counsel of its own choosing (so long as reasonably acceptable to the






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Indemnitee) and at its own expense, the defense thereof, and the
Indemnitee shall cooperate with it in connection therewith (including by furnishing such information as the Indemnitor may reasonably request), provided, that the Indemnitee may participate in such defense through counsel chosen by it, at its own expense. So long as the Indemnitor is contesting any such claim in good faith, the Indemnitee shall not pay or settle, or admit any liability with respect to, any such claim without the Indemnitor's consent. The Indemnitor will not without the Indemnitee's prior written consent settle or compromise any claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee of a release from all liability in respect of such claim. The Indemnitor shall not, without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld), take any measure or step in connection with any settlement or compromise that imposes an unreasonable burden or encumbrance upon the operation or conduct of the business of the Company. If the Indemnitor is not contesting such claim in good faith, then the Indemnitee may, upon at least 10 days' notice to the Indemnitor (unless the Indemnitor shall assume such settlement or defense within such 10 day period), conduct and control, through counsel of its own choosing and at the expense of the Indemnitor, the settlement or defense thereof, and the Indemnitor shall cooperate with it in connection therewith. The failure of the Indemnitee to participate in, conduct or control such defense shall not relieve the Indemnitor of any obligation it may have hereunder. In any event, either the Indemnitee or the Indemnitor may participate, at their own expense, in the defense of any claim. If either the Indemnitee or the Indemnitor chooses to defend or participate in the defense of any claim, it shall have the right to receive from the other party any information or books, records or other documents within such party's control that are necessary or appropriate for such defense.

            8.4 Characterization of Indemnification Payments. To the extent permitted by applicable Tax law, all amounts paid by the Buyer and the Company to the Sellers or by AMC to the Buyer and the Company, respectively, pursuant to Article VIII and Article IX shall be treated as adjustments to the Purchase Price and the Redemption Price, respectively, for all Tax purposes.

            8.5 Tax Savings. Buyer shall pay to the Sellers, as and when realized, the amount of any actual savings in Taxes enjoyed by Buyer as a result of incurring or paying any Losses or Taxes for which Sellers are required to indemnify Buyer or the Company pursuant to Article VIII or
Article IX.








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                                       ARTICLE IX

                                       TAX MATTERS

            9.1   Tax Indemnification.

                  (a) Notwithstanding anything in this Agreement to the contrary, AMC shall indemnify the Buyer and its affiliates and hold them harmless from and against (i) any liability for Taxes imposed upon the Company or the Subsidiaries for all taxable periods ending on or before the Closing Date (other than Taxes taken into account in the determination of the Estimated or Final Net Operating Assets or Net Debt) and (ii) any liability for Taxes attributable to a breach by AMC of its obligations under this Agreement. Notwithstanding the foregoing, AMC shall not be required to indemnify or hold harmless the Buyer and its affiliates from or against any liability for Taxes (i) attributable to a breach by the Buyer of its obligations under this Agreement or consummation of the transactions contemplated by this Agreement (provided, Sellers shall pay income, capital gain and franchise taxes imposed upon them as a result of such transactions) and (ii) until the accrual for tax liability set forth in the Closing Date Balance Sheet has been fully applied to such Tax liability.

                  (b) The Buyer shall indemnify the Sellers and hold them harmless from and against (i) any liability for Taxes of the Company or the Subsidiaries for any taxable period ending after the Closing Date and
(ii) any liability for Taxes attributable to a breach by the Buyer of its obligations under this Agreement.

                  (c) For purposes of this Section 9.1, in the case of any taxable period that includes but does not end on the Closing Date (a "Straddle Period"), Taxes of the Company and the Subsidiaries for the Straddle Period shall be computed as if such taxable period ended on and included the Closing Date. All items of income, gain, loss, deduction, expense and credit of the Company and each Subsidiary for any Straddle Period shall, for United States federal and state and local income tax purposes, be allocated to the portion of the Straddle Period before Closing on the "closing-of-the-books" method and without regard to the Recapitalization transactions. Ad valorem Taxes for any Straddle Period shall be allocated based on the number of days in such Straddle Period before, or on and after, the Closing Date; provided, however, any increase therein arising as a result of the transactions contemplated by this Agreement shall be treated as arising after the Closing Date.

            9.2   Procedures Relating to Tax Indemnification and
Proceedings.

                  (a) If a claim for Taxes, including, without limitation, notice of a pending or threatened audit, shall be made by any taxing authority in writing (a "Tax Claim"), which, if successful, might result






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in an indemnity payment pursuant to Section 9.1 herein, the Indemnitee
(as defined in Section 8.1(c)) shall notify the Indemnitor (as defined in Section 8.1(c)) in writing of the Tax Claim promptly upon receipt of such Tax Claim.

                  (b) With respect to any Tax Claim which might result in an indemnity payment to an Indemnitee pursuant to Section 9.1 herein, the Indemnitor shall control all proceedings taken in connection with such Tax Claim (including, without limitation, selection of counsel) and, without limiting the foregoing, may at its sole expense pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may either pay the Tax Claim and sue for a refund where applicable law permits such refund suits or contest such Tax Claim in any permissible manner; provided, however, that the Indemnitor shall from time to time consult with the Indemnitee upon the Indemnitee's request therefor with respect to such proceedings and, provided further that, in no case shall the Indemnitee or its affiliates settle or otherwise compromise any Tax Claim referred to in the preceding sentence without the Indemnitor's prior written consent. The Indemnitee, its affiliates and its successors shall cooperate with the Indemnitor in contesting such Tax Claim, which cooperation shall include, without limitation, the retention and (upon the Indemnitor's request) the provision to the Indemnitor of records and information which are relevant to such Tax Claim and making employees available to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

                  (c) DDCI shall be the Tax Matters Partner for any taxable year ended before Closing or any portion of a Straddle Period before Closing.

            9.3 Section 338 Election. With respect to the stock of Magnetic Data Belgium N.V., a subsidiary of the Company, Buyer shall have the option to make or to cause the Company to make an election under section 338(g) of the Code (a "338 Election") (and any comparable election under foreign, state or local tax law), provided that the 338 Election will not result in any adjustment to the Closing Date Balance Sheet. If Buyer does make a 338 Election, Buyer shall deliver to the Sellers a notice of such election in the manner prescribed in Treasury Regulation section 1.338-1(g)(4).

            9.4 Section 754 Election. At the request of the Buyer, DDCI, as the managing member of the Company, shall cause the Company to make a timely and valid election under Section 754 of the Code for the taxable year that ends on or immediately before the Closing Date, which election shall be filed with the income Tax Returns filed by DDCI as described in
Section 9.5(a).







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            9.5   Return Filings.

                  (a) DDCI, as the managing member of the Company, shall prepare or cause to be prepared on a timely basis all income Tax Returns with respect to the Company and the Subsidiaries for taxable periods ending on or prior to the Closing Date. DDCI shall provide such Tax Returns to the Buyer for its review and, to the extent they may affect the Company for a taxable year beginning after Closing, its consent.
The Buyer and DDCI shall cooperate in good faith to complete and file (or cause to be filed) such Tax Returns. If the Buyer disagrees with such Tax Return as prepared by DDCI, the Buyer and DDCI shall promptly consult with each other to resolve such disagreement following DDCI's receipt of written notice from the Buyer setting forth the Buyer's grounds for disagreement (the "Consultation Notice"). If any such disagreement cannot be resolved within 30 days of the receipt of the Consultation Notice, DDCI shall within ten days after such period select an internationally recognized accounting firm, which accounting firm shall be reasonably acceptable to the Buyer, to determine all points of disagreement concerning the preparation and filing of such Tax Return.

                  (b) The Company shall prepare or cause to be prepared on a timely basis all Tax Returns with respect to the Company and the Subsidiaries (i) for taxable periods ending on or prior to the Closing
Date, if for Taxes other than income Taxes and not required to be filed on or before Closing, and (ii) for taxable periods ending after the Closing Date.

                  (c) The Sellers, the Company and the Subsidiaries and the Buyer shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns
(including amended returns and claims for refunds), including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes.

            9.6 Allocation of Redemption Price and Purchase Price. Within 90 days following the Closing Date, Buyer shall deliver to AMC, on behalf of the Sellers, a Schedule 9.6 (the "Proposed Allocation Schedule") setting forth Buyer's proposal for allocating the Redemption Price, the Purchase Price, and any other amounts required to be allocated pursuant to Section 734, 743, 751, 755, or 1060 of the Code or similar provision of foreign, state, or local tax law for all Tax purposes. If AMC, on behalf of the Sellers, disagrees with any items reflected on the Proposed Allocation Schedule so provided, AMC, on behalf of the Sellers, shall have the right to notify the Buyer of such disagreement and its reasons for so disagreeing within 30 days after AMC, on behalf of the Sellers, receives the Proposed Allocation Schedule. If AMC, on behalf of the Sellers, does not notify the Buyer of such disagreement within 30 days after AMC receives the Proposed Allocation Schedule, then the Proposed






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Allocation Schedule shall be considered the Final Allocation Schedule.
If AMC, on behalf of the Sellers, does so notify Buyer of such disagreement within such 30 day period, then AMC, on behalf of the Sellers, and the Buyer shall in good faith attempt to resolve such disagreement, and if AMC, on behalf of the Sellers, and the Buyer do so resolve such disagreement the Proposed Allocation Schedule (as modified as a result of the resolution of such disagreement) shall be considered the Final Allocation Schedule. If AMC, on behalf of the Sellers, does so notify Buyer of such disagreement within such 30 day period and AMC, on behalf of the Sellers, and the Buyer fail to resolve such disagreement within 180 days after Closing, then either AMC, on behalf of the Sellers, or Buyer shall have the right, no later than 210 days after Closing, to submit the matter to arbitration (the "Allocation Arbitration") before an arbitration panel comprised of a single Qualified Arbitrator (as hereinafter defined) mutually agreed to by AMC, on behalf of the Sellers, and Buyer (or, if AMC, on behalf of the Sellers, and Buyer cannot agree on a single arbitrator, before an arbitration panel comprised of three Qualified Arbitrators, one of whom shall be selected by AMC, on behalf of the Sellers, one of whom shall be selected by Buyer and the third of whom shall be selected by the two arbitrators so selected). "Qualified Arbitrator" means a tax partner at a nationally recognized accounting firm who spends substantially all of his or her professional time advising clients in respect of tax matters relating to corporate mergers and acquisitions. The Allocation Arbitration shall be conducted in accordance with the provisions of the California Code of Civil Procedure. AMC, on behalf of the Sellers, and Buyer shall each pay one-half the fees and expenses of the Allocation Arbitration panel. The Allocation Arbitration shall be conducted on a time schedule so as to enable an award to be made no later than February 29, 2000. The Proposed Allocation Schedule, as modified by any award pursuant to an Allocation Arbitration, shall be considered the Final Allocation Schedule. If AMC, on behalf of the Sellers, shall have notified Buyer of a disagreement with the Proposed Allocation Schedule within 30 days after receipt thereof by AMC, on behalf of the Sellers, AMC, on behalf of the Sellers, and Buyer fail in good faith to resolve such disagreement, and neither AMC, on behalf of the Sellers, nor Buyer submits such disagreement to an Allocation Arbitration within 210 days after Closing, then there shall be no Final Allocation Schedule and each party may make such allocation as it deems to be appropriate and in compliance with applicable law; but in all other cases the parties shall adopt and utilize the allocation as determined on the Final Allocation Schedule for the purpose of all Tax Returns filed by them, and shall not voluntarily take any action inconsistent therewith upon examination of any Tax Return, in any refund claim, in any litigation or otherwise with respect to such Tax Returns.

            9.7   Tax Treatment of Recapitalization Transactions.

                  (a) The Redemption Transaction pursuant to Section 1.4 shall be treated as a current distribution under Section 731 of the Code.







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                  (b)   The Purchase of Membership Units pursuant to Section
1.5 shall be treated as the sale or exchange thereof within the meaning of Section 741 of the Code.

                  (c) The Parties shall report the Recapitalization Transactions for income Tax purposes consistent with the foregoing provisions of this Section 9.6 and shall not take a contrary portion for any purpose except as required pursuant to a final determination as defined in Section 1313(a) of the Code.

            9.8 Transfer Taxes. All sales, use, transfer, stamp, documentary, filing, recordation and other similar taxes imposed as a result of the redemption of Membership Units pursuant to Section 1.4 herein or the purchase of Membership Units pursuant to Section 1.5 herein together with any interest, additions or penalties with respect thereto shall be borne equally by AMC and the Buyer.

            9.9 Resale Exemption Certificates. Prior to Closing, the Company shall use commercially reasonable efforts to obtain resale exemption certificates relevant to any taxable period for which the statute of limitations has not expired prior to the Closing for all jurisdictions in which the Company has or may have sales or use tax nexus.


                                        ARTICLE X

                                TERMINATION OF AGREEMENT

            10.1  Termination.

                  (a) This Agreement may be terminated prior to the Closing as follows:

                        (i) at the election of AMC, on behalf of the Sellers, if any one or more of the conditions to the obligation of the Sellers to close has not been fulfilled as of April 16, 1999;

                       (ii) at the election of the Buyer, if any one or more of the conditions to its obligation to close has not been fulfilled as of April 16, 1999;

                      (iii) at the election of AMC, on behalf of the Sellers, if the Buyer has materially breached any representation, warranty, covenant or agreement contained in this Agreement, which if not cured would cause the condition set forth in Section 5.1, not to be satisfied, and such breach shall not have been cured within 30 days after notice thereof shall have been received by the Buyer which sets forth in reasonable detail the nature of the alleged breach;






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                       (iv)   at the election of the Buyer, if the Sellers or
      the Company have materially breached any representation, warranty, covenant or agreement contained in this Agreement, which if not cured would cause the condition set forth in Section 6.1, not to be satisfied, and such breach shall not have been cured within 30 days after notice thereof shall have been received by the Sellers which sets forth in reasonable detail the nature of the alleged breach;
      and

                        (v) at any time on or prior to the Closing Date, by mutual written consent of AMC, on behalf of the Sellers and of the Buyer.

                  (b) In the event that the Buyer or AMC, on behalf of the Sellers, as the case may be, elect to terminate this Agreement pursuant to Section 10.1 (iii) or (iv) hereof, the terminating party shall deliver an irrevocable notice to the other party or parties to this Agreement declaring its election to so terminate this Agreement in accordance with the provisions of Section 10.1 (iii) or (iv), as the case may be, and setting forth therein the basis for such termination.

                  (c) If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in
Section 10.2.

            10.2 Survival. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, except for the provisions of Section 4.6. None of the parties hereto shall have any liability in respect to a termination of this Agreement, except to the extent that failure to satisfy the conditions of Articles V or VI results from the intentional or willful violation of the representations, warranties, covenants or agreements of such party under this Agreement. For purposes of the preceding sentence, the failure of any party to comply with its respective obligations under Article I promptly after all conditions to such compliance shall have been fulfilled, shall constitute an intentional or willful violation of the agreement herein contained by such failing party.


                                       ARTICLE XI

                                      MISCELLANEOUS

            11.1 Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally (including by messenger) or sent by facsimile transmission or sent by certified mail, postage prepaid to the appropriate address or facsimile number set forth below. Any such notice shall be deemed given when so






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delivered personally or sent by facsimile transmission or, if mailed, two days after the date of deposit in the United States mail, by certified mail return receipt requested, as follows:

                        (i)   If to the Buyer to:

                              MDT Holdings LLC
                              c/o Dubilier & Company
                              64 West 21st Street
                              New York, NY 10010
                              Attention:  Michael J. Dubilier
                              Telecopier: (212) 727-3349

                              with a copy to:

                              Skadden, Arps, Slate, Meagher & Flom LLP
                              919 Third Avenue
                              New York, NY 10022
                              Attention:  Mark C. Smith, Esq.
                              Telecopier:  (212) 735-2000
                       (ii)   If to the Sellers or the Company to:

                              Applied Magnetics Corporation
                              75 Robin Hill Road
                              Goleta, California 93117
                              Attention: Chief Executive Officer
                              Telecopier: (805) 967-2677

                              DDCI, LLC
                              445 Pine Avenue
                              Goleta, CA 93117
                              Attention: Managing Partner
                              Telecopier: (805) 967-2828

                              Vestro Investments Group Limited
                              P.O. Box 5240
                              114 Robert Avenue
                              Incline Village, CA  89450
                              Attention: Managing Partner
                              Telecopier: (702) 832-5263

                              Milestone Acquisitions II, LLC
                              3 Trieste
                              Irvine, CA 92606
                              Attention: Managing Member
                              Telecopier: (949) 651-0129







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                              with a copy to:

                              Sheppard, Mullin, Richter & Hampton LLP
                              333 South Hope Street, 48th Floor
                              Los Angeles, California 90071
                              Attention: James J. Slaby, Esq.
                              Telecopier: (213) 620-1398

                              Lee Goddard & Duffy LLP
                              18500 Von Karman Avenue, Suite 700
                              Irvine, California 92612-0504
                              Attention: Raymond Lee, Esq.
                              Telecopier: (949) 253-0505

            Any party may by notice given in accordance with this
Section 11.1 to the other parties designate another address or person for receipt of notices hereunder.

            11.2 Entire Agreement. This Agreement (including the Schedules and Exhibits) and the Confidentiality Agreement contains the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior agreements written or oral, with respect to the subject matter hereof.

            11.3 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

            11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of California applicable to agreements made and to be performed






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entirely within such State, without giving effect to its conflict of laws, principles or rules.

            11.5 Waiver of Jury Trials; Consent to Jurisdiction. WITH RESPECT TO ANY LITIGATION ARISING OUT OF THIS AGREEMENT OR ANY RELATED TRANSACTION, THE PARTIES EXPRESSLY WAIVE ANY RIGHT THEY MAY HAVE TO A JURY TRIAL AND AGREE THAT ANY SUCH LITIGATION SHALL BE TRIED BY A JUDGE WITHOUT A JURY. Each party agrees to personal jurisdiction and venue in any United States District Courts located in the State of California, County of Los Angeles (and any California State Court) for that purpose, and appoints the person set forth in Section 11.1 as its agent for service of process in such jurisdiction. EACH OF THE PARTIES HERETO WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

            11.6 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by any party without the written consent of the other party hereto. Any such assignment or attempted assignment shall be void. Notwithstanding anything to the contrary set forth herein, the Buyer may assign and transfer to any entity providing financing for the transactions contemplated by this Agreement (or any refinancing of such financing) as security for such financing all of the interest, rights and remedies of the Buyer in, to and with respect to this Agreement. The Sellers and their successors and assigns hereby expressly consent to such assignment. Any such assignment will be made for collateral security purposes only and will not release or discharge the Buyer from any obligations it may have pursuant to this Agreement. Notwithstanding anything to the contrary set forth herein, the Buyer may (i) authorize and empower such financing sources to assert, either directly or on behalf of the Buyer, any claims the Buyer may have against the Sellers under this Agreement and (ii) make, constitute and appoint one agent bank in respect of such financing (and all officers, employees and agents designated by such agent) as the true and lawful attorney and agent-in-fact of the Buyer for the purpose of enabling the financing sources to assert and collect any such claims. Notwithstanding anything to the contrary set forth herein, the Buyer may assign to existing or prospective members of management of the Board of Managers of the Company and its Subsidiaries and certain other investors the right to purchase a portion of the Membership Units to be purchased by the Buyer pursuant to Section 1.5 hereof; provided that any such assignment will not release or discharge the Buyer from any obligation it may have pursuant to this Agreement.







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            11.7  No Third Party Beneficiaries.  Nothing in this Agreement is intended or shall be construed to give any person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

            11.8 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

            11.9 Schedules. The Schedules are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, paragraphs and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

            11.10 Headings. The headings in the Agreement are for reference only, and shall not affect the interpretation of this Agreement.

            11.11 Publicity. All notices to third parties and all other publicity prior to the Closing concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by the Buyer and the Sellers.

            11.12 Severability. If any portion of this Agreement shall be deemed unenforceable by a court of competent jurisdiction, the remaining portions shall be valid and enforceable.

            11.13 Time of Essence. Time is of the essence for each and every provision of this Agreement.

            11.14 Attorneys' Fees. If any proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that proceeding, in addition to any other relief to which it may be entitled.

            11.15 Knowledge of the Company and AMC. For purposes of any representation or warranty of a party contained herein or in any document provided hereunder which is made to such party's knowledge, knowledge will be imputed to such party in accordance with the following:

                        (i) to AMC, when any officer or director of AMC having direct responsibilities relating to the Company or transactions contemplated by this Agreement has such knowledge; and

                       (ii) to the Company, when any officer or director of the Company or the Subsidiaries (or in the case of Sections 2.18 and 2.30 of this Agreement only, any officer or director of the Company and the Subsidiaries, William Scott, Howard Oney, John Duffy, Fred DeGryse and Eddy Verlinden, as reflected on Schedule 11.15) has such knowledge.

                      (iii) An individual will be deemed to have "knowledge" as used in regard to any representation or warranty contained in this Agreement if such individual (and in the case of Sections 2.18 and 2.30 of this Agreement only, if any of the individuals listed on
      Schedule 11.15 is actually aware of such fact or matter, after having carefully reviewed each of Sections 2.18 and 2.30, having consulted with Sellers and Company counsel in connection therewith and having informed, or been informed by, any other individual listed on Schedule 11.15 of any relevant information relating thereto) is actually aware of such fact or matter.

            11.16 Cooperation. The Company shall provide the Buyer or its representatives with any other document related to the respective businesses of the Company and the Subsidiaries that the Buyer may reasonably request and shall otherwise cooperate in the Buyer's examination of the business of the Company.

            11.17 Construction. The Parties hereto agree that this Agreement is the product of negotiations between sophisticated parties, each of whom were represented by counsel and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision hereof.


            11.18 Definitions.

                  (a) "Pending" As used in this Agreement, the terms "pending action" or "pending proceeding" or other matters or events that are "pending" shall mean an action, proceeding or other matter in connection with which the Company or a Subsidiary has been formally served upon the Company or a Subsidiary or of which the Company or a Subsidiary has actual notice.

                  (b) "Default" As used in this Agreement, the term "default" shall mean, as the case may be, an omission or failure on the part of (i) the Company or any of the Subsidiaries to perform a duty or obligation to a third party and the Company or the Subsidiary either has knowledge (as defined in Section 11.15) of such omission or failure or an officer or director of the Company or a Subsidiary has actual notice of such omission or failure or (ii) a third party to perform a duty or obligation to the Company or any of the Subsidiaries and the Company or any of the Subsidiaries has knowledge of such omission or failure.

            IN WITNESS WHEREOF, the Buyer, the Sellers, AMC and the Company have duly executed and delivered this Agreement as of the date first above written.



                                         "Buyer"

                                         MDT HOLDINGS LLC,
                                         a Delaware limited liability company


Attest:                                  By _________________________

-------------------------                   Its: ___________________





                                         "Sellers"

                                         "AMC"

                                         APPLIED MAGNETICS CORPORATION
                                         a Delaware corporation



Attest:                                  By /s/ Craig D. Crisman
                                            -------------------------
                                            Craig D. Crisman
-------------------------                   Its Chief Executive Officer

                                         DDCI, LLC
                                         a Delaware limited liability company



Attest:                                  By /s/ Brian R. Stone

                                            -------------------------
                                            Brian R. Stone
-------------------------                   Its Chief Executive Officer




                                         VESTRO INVESTMENT GROUP LIMITED
                                         a Nevada limited partnership



Attest:                                  By /s/ Jerry E. Goldress

                                            -------------------------
                                            Jerry E. Goldress
-------------------------                   Its Managing Partner




                                         MILESTONE ACQUISITIONS II, LLC
                                         a Nevada limited liability company



Attest:                                  By /s/ Brian R. Stone

                                            -------------------------
                                            Brian R. Stone
-------------------------                   Its: Managing Member

                                        "Company"

                                         MAGNETIC DATA TECHNOLOGIES, LLC
                                         a Delaware limited liability company


Attest:                                  By /s/ Brian R. Stone

                                            -------------------------
                                            Brian R. Stone
-------------------------                   Its: Chief Executive Officer

                    Schedule 1.1 - Pre-Closing Ownership
                    ------------------------------------



      Name                                       Number of Common Interest
      ----                                       -------------------------
                                                 Membership Units
                                                 ----------------

Applied Magnetics Corporation
DDCI, LLC
Vestro Investments Group Limited
Milestone Acquisitions II LLC                    ==========

Total Units Outstanding ..........................

                          Schedule 1.4 - Redeemed Units
                          -----------------------------



      Name                          Number of Redeemed      Aggregate Redemption
      ----                          ------------------      --------------------
                                    Common Interest Unit    Price
                                    --------------------    -----

Applied Magnetics Corporation
DDCI, LLC
Vestro Investments Group
   Limited
Milestone Acquisitions II LLC                 ==========              ==========

Total Units Redeemed        ...........................

                             Schedule 1.5A - Purchased Units
                             -------------------------------



      Name                     Number of Common         Aggregate Purchase Price
      ----                     ----------------         ------------------------
                               Interest Units Purchased
                               ------------------------

Applied Magnetics Corporation
DDCI, LLC
Vestro Investments Group
   Limited
Milestone Acquisitions II LLC             ==========                 ==========

Total Units Redeemed        ...........................

                         Schedule 1.5B - Post Closing Ownership
                         --------------------------------------



      Name                          Number of Class A        Number of Class B
      ----                          -----------------        -----------------
                                    Common Units             Common Units
                                    ------------             ------------

MDT Holdings LLC
DDCI, LLC
Vestro Investments Group Limited
Milestone Acquisitions II LLC
[Others]                                   ==========        ==========

Total Post Closing Ownership...................

                         AMENDMENT NO. 1 TO

                     RECAPITALIZATION AGREEMENT

                               BY AND
                                AMONG

                          MDT HOLDINGS LLC,
                                 and
                    APPLIED MAGNETICS CORPORATION
                             DDCI, LLC,
                  VESTRO INVESTMENTS GROUP LIMITED,
                   MILESTONE ACQUISITIONS II, LLC,
                                 and
                   MAGNETIC DATA TECHNOLOGIES, LLC



                      Dated as of April , 1999

            AMENDMENT NO. 1 ("Amendment No. 1") dated as of April , 1999, amending the Recapitalization Agreement (the "Recapitalization Agreement"), dated as of March 20, 1999, by and among MDT Holdings LLC, a Delaware limited liability company and Applied Magnetics Corporation, a Delaware corporation ("AMC"), DDCI, LLC, a Delaware limited liability company and subsidiary of AMC ("DDCI"), Vestro Investments Group Limited, a Nevada limited partnership ("VIGL"), Milestone Acquisitions II, LLC, a Nevada limited liability company ("MA") and Mag netic Data Technologies, LLC, a Delaware limited liability company.

            WHEREAS, the parties hereto desire to amend the Recapitalization Agreement in certain respects.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided therefor in the Recapitalization Agree ment.

            2. Amendments to Recapitalization Agreement. The Recapitalization Agreement is hereby amended as set forth in this Section 2.

                  (a) Section 1.4 of the Recapitalization Agreement is hereby amended by deleting the first sen tence thereof and inserting in lieu thereof the following:

            "At the Closing, the Company shall redeem from AMC and DDCI, at an aggregate redemption price of Twenty Million Seven Hundred Eighty-Three Thousand Dollars ($20,783,000), hereinafter referred to as the "Estimated Redemption Price," an aggregate of Twenty Million Seven Hundred Eighty-Three Thousand (20,783,000) Membership
            Units."

                  (b) Section 1.5 of the Recapitalization Agreement is hereby amended by deleting the first sen tence thereof and inserting in lieu thereof the follow ing:

            "At the Closing, the Buyer shall purchase from AMC and DDCI, for an aggregate purchase price of Sixteen Million Seven Hundred Twenty-One Thousand One Hundred Seventy Dollars ($16,721,170), hereinafter referred to as the "Purchase Price," an aggregate of Sixteen
            Million Seven Hundred Twenty-One Thousand One Hundred Seventy (16,721,170) Membership Units."

                  (c) Section 11.6 of the Recapitalization Agreement is hereby amended by deleting the fourth sentence thereof and inserting in lieu thereof the following:

            "Notwithstanding anything to the contrary set forth herein, the Buyer and the Company may assign and transfer to any entity providing financing for the transactions contemplated by this Agreement (or any refinancing of such financing) as security for such financing all of the interest, rights and remedies of the Buyer and the Company in, to and with respect to this Agreement."

                  (d) Schedules 1.1, 1.4, 1.5A and 1.5B to the Recapitalization Agreement are hereby amended by deleting such schedules in their entirety and inserting in lieu thereof the Schedules 1.1, 1.4, 1.5A and 1.5B that are attached to this Amendment No. 1.

            3. Miscellaneous. This Amendment No. 1 is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Recapitalization Agreement or any of the documents referred to therein. Wherever the Recapitalization Agreement is referred to in the Recapitalization Agreement or in any other agreements, documents and instruments, such reference shall be to the Recapitalization Agreement as amended hereby. Except as expressly amended hereby, the terms and conditions of the Recapitalization Agreement shall continue in full force and effect.


            4. Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            5. Governing Law. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA (REGARDLESS OF THE LAWS THAT MIGHT BE APPLICABLE UNDER PRINCIPLES OF CONFLICTS OF LAW) AS TO ALL MATTERS, INCLUDING BUT NOT LIMITED TO MATTERS OF VALIDITY, CONSTRUCTION, EFFECT AND PERFORMANCE.

            IN WITNESS WHEREOF, the Buyer, the Sellers, AMC and the Company have duly executed and delivered this Agreement as of the date first above written.


                                         "Buyer"

                                         MDT HOLDINGS LLC,
                                         a Delaware limited liability company


Attest:                                  By _________________________

-------------------------                   Its: ___________________



                                         "Sellers"

                                         "AMC"

                                         APPLIED MAGNETICS CORPORATION
                                         a Delaware corporation



Attest:                                  By /s/ Craig D. Crisman
                                            -------------------------
                                            Craig D. Crisman
-------------------------                   Its Chief Executive Officer

                                         DDCI, LLC
                                         a Delaware limited liability company



Attest:                                  By /s/ Brian R. Stone

                                            -------------------------
                                            Brian R. Stone
-------------------------                   Its Chief Executive Officer




                                         VESTRO INVESTMENT GROUP LIMITED
                                         a Nevada limited partnership



Attest:                                  By /s/ Jerry E. Goldress

                                            -------------------------
                                            Jerry E. Goldress
-------------------------                   Its Managing Partner




                                         MILESTONE ACQUISITIONS II, LLC
                                         a Nevada limited liability company



Attest:                                  By /s/ Brian R. Stone

                                            -------------------------
                                            Brian R. Stone
-------------------------                   Its: Managing Member

                                        "Company"

                                         MAGNETIC DATA TECHNOLOGIES, LLC
                                         a Delaware limited liability company


Attest:                                  By /s/ Brian R. Stone

                                            -------------------------
                                            Brian R. Stone
-------------------------                   Its: Chief Executive Officer

                               SCHEDULE 1.1

                       HOLDERS OF MEMBERSHIP UNITS




Seller                                    Class A Units       Class B Units
------                                    -------------       -------------

Applied Magnetics Corporation                   397,830

DDC I, LLC                                   38,987,340

Vestro Investments Group Limited                 99,458

Milestone Acquisitions II, LLC                                  1,372,511

                               SCHEDULE 1.4

                 REDEMPTION SCHEDULE OF MEMBERSHIP UNITS




                                                               Estimated
Seller                                  Membership Units    Redemption Price
------                                  ----------------    ----------------

Applied Magnetics Corporation                    220,458            $220,458

DDC I, LLC                                    20,562,542         $20,562,542

Vestro Investments Group Limited           -----                ----

Milestone Acquisitions II, LLC             -----                ----

                              SCHEDULE 1.5A

                  PURCHASE SCHEDULE OF MEMBERSHIP UNITS




Seller                                  Membership Units    Purchase Price
------                                  ----------------    --------------

Applied Magnetics Corporation                    177,372         $177,372

DDC I, LLC                                    16,543,798      $16,543,798

Vestro Investments Group Limited           ----                ----

Milestone Acquisitions II, LLC             ----                ----

                              SCHEDULE 1.5B

                POST-CLOSING OWNERSHIP OF MEMBERSHIP UNITS




Post-Closing Owners                           Class A Units     Class B Units
-------------------                           -------------     -------------

DDC I, LLC                                       1,881,000

Vestro Investments Group Limited                    99,458

Milestone Acquisitions II, LLC                                    2,300,000

MDT Holdings, LLC*                              16,519,542


*Pursuant to Section 11.6, Buyer has the right to assign its purchase rights hereunder to existing or prospective members of management or the Board of Managers of the Company or its Subsidiaries and certain other investors.

                                                                    Exhibit 99.1
                                                                    ------------


APPLIED MAGNETICS CORPORATION

                                                                    NEWS RELEASE

--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

                                                       Contact: Craig D. Crisman
                                                         Chief Executive Officer
                                                               Tel: 805-683-5353







                   APPLIED MAGNETICS CORPORATION RECAPITALIZES
                   SUBSIDIARY, MAGNETIC DATA TECHNOLOGIES, LLC

                       ----------------------------------

GOLETA, California, April 12, 1999 - APPLIED MAGNETICS CORPORATION (APM:NYSE) announced today that it had completed the previously announced acquisition by Dubilier & Company of Applied Magnetics' subsidiary, Magnetic Data Technologies, LLC ("MDT"). MDT is a leading provider of outsourced post-sales services to original equipment manufacturers ("OEMs") of electronic components and systems. Applied Magnetics realized a gain of approximately $25 million on the transaction.

     Craig D. Crisman, Chairman and Chief Executive Officer of Applied Magnetics, said "We are pleased to have the significant additional liquidity resulting from this transaction and we look forward to our relationship with Dubilier & Company through our continuing participation in Magnetic Data."

     Michael J. Dubilier, Managing Partner of Dubilier & Company, said "MDT is a very well managed business in an exciting growth sector. We look forward to partnering our operating and financial professionals with Brian Stone, the Chief Executive Officer, and his management team in building the business."

     According to Brian Stone, "MDT's superior service capability and the technical expertise of our employees provide a strong base to capitalize on the growing outsourcing of post-sale services by electronics manufacturers. The addition of financial resources and operational capabilities of Dubilier & Company will be instrumental in enabling MDT to provide additional services to our existing customers, develop new opportunities and achieve our full potential."

     The transaction was structured as a leveraged recapitalization in which Applied Magnetics will retain an approximate 10 percent ownership position. NationsBank, N.A. and Massachusetts Mutual Life Insurance Company provided the debt financing for the transaction. MassMutual also made an equity investment in MDT alongside Dubilier & Company.

     Applied Magnetics acquired Magnetic Data in July,1996, as a result of a foreclosure. Since then, Magnetic Data has been held by Applied Magnetics for sale and has not been consolidated with Applied Magnetics financial statements.

     Forward-looking statements included in this release are based on estimates and assumptions made by management of the Company, which, although believed to be reasonable, are inherently uncertain and difficult to predict. Therefore, undue reliance should not be placed upon such estimates. Such statements are subject to certain risks and uncertainties inherent in the Company's business that could cause actual results to differ materially from those projected. These factors include, but are not limited to: successful transition to volume production of MR and GMR disk head products with profitable yields; the limited number of customers and customer changes in short range and long range plans; competitive pricing pressures; changes in business conditions affecting the Company's financial position or results of operations which significantly increase the Company's working capital needs; the Company's inability to generate or obtain sufficient capital to fund its working capital needs; the Company's ability to control inventory levels; domestic and international competition in the Company's product areas; risks related to international transactions and general economic risks and uncertainties.

     Applied Magnetics Corporation is an independent manufacturer of magnetic recording heads, head-gimbal assemblies ("HGAs") and headstack assemblies ("HSAs") for computer hard disk drives. Founded in 1957, Applied Magnetics is the oldest independent U.S. based supplier or disk heads to the merchant market. Headquartered in Goleta, California, the Company employs over 3,600 people around the world, with facilities in Malaysia, Korea, Singapore and China. The Company's worldwide web site can be found at www.appmag.com.

     Founded in 1982, Magnetic Data is among the oldest independent service companies to the computer data storage and telecommunications industries. The Company has significant long-standing relationships with many leading electronic OEM's for which it provides repair and warranty services for computer peripherals, telecommunications and other electronic and digital devices.

     For more information about Magnetic Data, visit Magnetic Data's internet home page at www.magneticdata.com.

     Dubilier & Company, is a New York-based private investment firm focused on buying and building middle-market companies in partnership with management.